UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
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Quest Diagnostics Incorporated

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Notice of 2012 Annual Meeting of Shareholders
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey
May 11, 2012, 10:30 a.m. local time

April 2, 2012

Dear Fellow Shareholder:

It is my pleasure to invite you to attend Quest Diagnostics’ 2012 Annual Meeting of Shareholders. At the meeting, shareholders will vote on:

•	the election of three directors;

•	approval of amendments to the Amended and Restated Employee Long-term Incentive Plan;

•	ratification of the appointment of our independent registered public accounting firm for 2012;

•	an advisory resolution to approve executive compensation;

•	a shareholder proposal regarding the classified board of directors; and

•	such other business as may properly come before the meeting.

Attendance at the meeting is limited to shareholders of record at the close of business on March 12, 2012, or their duly appointed proxy holder.

We enclose our proxy statement, our Annual Report and a proxy card. Your vote is very important. Whether or not you plan to attend the meeting, I urge you to submit your proxy. Most shareholders may submit a proxy via mail, telephone or the Internet. Instructions on how to submit your proxy are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,
Surya N. Mohapatra, Ph.D. Chairman, President and Chief Executive Officer

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2012 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

•	Time and Date	10:30 a.m., May 11, 2012
•	Place	Quest Diagnostics Incorporated
Three Giralda Farms Madison, NJ 07940
•	Record date	March 12, 2012
•	Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Vote on election of three directors

•	Vote on approval of amendments to the Amended and Restated Employee Long-term Incentive Plan

•	Vote on ratification of the appointment of our independent registered public accounting firm for 2012

•	Vote on an advisory resolution to approve executive compensation

•	Vote on a shareholder proposal regarding the classified board of directors

•	Such other business as may properly come before the meeting

Voting Matters

		Our Board’s Recommendation	For More Detail, See Page
1.	Election of three directors	FOR EACH DIRECTOR NOMINEE	3
2.	Approval of amendments to Amended and Restated Employee Long-term Incentive Plan	FOR	50
3.	Ratification of the appointment of our independent registered public accounting firm for 2012	FOR	56
4.	Advisory resolution to approve executive compensation	FOR	58
5.	Shareholder proposal regarding the classified board of directors	VOTE	59

Board Nominees

The following table provides summary information about our directors. The first three are the Board’s nominees for election at the annual meeting; the rest remain in office. In 2011, each of our incumbent directors attended at least 75% of the Board meetings and committee meetings on which he or she sits.

AFC	Audit and Finance Committee
C	Chair
CC	Compensation Committee
EX	Executive Committee
FE	Financial Expert
GC	Governance Committee
M	Member
QSC	Quality, Safety & Compliance Committee

Name	Age	Director Since	Occupation	Experience/ Qualification		Independent	Committee Memberships					Other Public Company Boards
							AFC	CC	GC	QSC	EX
Jenne K. Britell, Ph.D.	69	2005	Senior Managing	•	Finance	Y	FE	M				•	Crown Holdings,
			Director,	•	Executive								Inc.
			Brock Capital	•	Advisory							•	United Rentals,
			Group LLC	•	Capital Markets								Inc.
				•	International
				•	Strategic Planning

Gail R. Wilensky, Ph.D.	68	1997	Senior Fellow,	•	Private Enterprise	Y			M	C		•	UnitedHealthcare
			Project Hope	•	Healthcare								Corporation
				•	Government
				•	Strategic Planning

John B. Ziegler	66	2000	Former President,	•	Sales	Y		M		M		•	N/A
			Worldwide	•	Marketing
			Consumer	•	International
			Healthcare,	•	Strategic Planning
GlaxoSmithKline plc

John C. Baldwin, M.D.	63	2004	Senior Advisor on	•	Executive	Y	M			M		•	N/A
			Health Sciences to	•	Healthcare
			the Texas Tech	•	Strategic Planning
University Chancellor;
Practicing Physician

William F. Buehler	72	1998	Retired Vice	•	Executive	Y		C	M			•	N/A
			Chairman, Xerox	•	Sales
			Corporation	•	Marketing
				•	Strategic Planning

Surya N. Mohapatra, Ph.D.	62	2002	Chairman, President	•	Executive	N					C	•	Xylem, Inc.
			and Chief Executive	•	International
			Officer, Quest	•	Medical
			Diagnostics		Diagnostics
Incorporated

Gary M. Pfeiffer	62	2004	Retired Senior Vice	•	Accounting	Y	C, FE	M	M		M	•	InterNAP
			President and Chief	•	Executive								Network Services
			Financial Officer,	•	Finance								Corporation
			E.I. du Pont de	•	International							•	Talbots, Inc.
			Nemours and	•	Strategic Planning
Company

Timothy M. Ring	54	2011	Chairman and Chief	•	Executive	Y		M		M		•	C. R. Bard, Inc.
			Executive Officer,	•	International
			C. R. Bard, Inc.	•	Strategic Planning
				•	Healthcare

Daniel C. Stanzione, Ph.D.	66	1997	President Emeritus,	•	Executive	Y	M	M	C		M	•	InterNap
			Bell Laboratories	•	General								Network Services
					Management								Corporation
				•	Strategic Planning

Proposal to Amend the Amended and Restated Employee Long-Term Incentive Plan

We are asking our shareholders to approve amendments to our Amended and Restated Employee Long-term Incentive Plan (the “Employee Plan”). The Employee Plan is intended to benefit our shareholders by providing a means to attract, retain and reward individuals who contribute to the long-term financial success of the Company, by granting them stock-based awards, including stock options and stock awards (such as performance shares and restricted stock units). The amendments will increase the number of shares available for issuance under the Employee Plan, provide for shares subject to stock awards to be counted against the shares remaining available for future awards at the rate of 2.65 shares for each share awarded, update certain plan provisions, extend the plan term and expand the performance goals that may be used to design awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Auditors

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2012. The following table summarizes PwC’s fees for services provided in 2011 and 2010.

	2011	2010
Audit Fees	$3,639,542	$2,905,708
Audit-Related Fees	33,890	45,331
Tax Fees	140,712	92,597
All Other Fees	5,778	4,500

Total	$3,819,922	$3,048,136

Executive Compensation Advisory Resolution

We are asking our shareholders to approve, on an advisory basis, our named executive officer compensation. The Board recommends a FOR vote because, among other reasons, our executive compensation program aligns the interests of our executive officers with the interest of our shareholders and is designed to pay for performance.

Executive Compensation Highlights

Type		Form		2011 Terms
Equity	•	Stock options	•	1/3 of total equity award
			•	Vest ratably over three years from the grant date
	•	Performance shares	•	1/3 of total equity award
			•	Performance metric: CAGR of income from continuing operations
			•	3-year performance period
	•	Restricted stock units	•	1/3 of total equity award
			•	Vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date
Cash	•	Salary	•	Reviewed and approved annually
	•	Annual incentive compensation	•	Based on quantitative and qualitative goals with formula amount subject to negative discretion
Retirement	•	401(k) Plan	•	Company matching contributions
	•	Supplemental Deferred Compensation Plan	•	Company matching contributions (except for CEO)
	•	Celera Corporation Non-Qualified Savings and Deferral Plan
	•	Supplemental Executive Retirement Plan (CEO only)

The objective of our executive compensation program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our shareholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

2011 Business Performance Highlights

•	Our financial performance remained strong in 2011.

•

We completed the acquisitions of Athena Diagnostics and Celera Corporation, establishing a solid foundation in the four critical areas of cancer, cardiovascular disease, infectious disease and neurological disorders.

•	We began a $500 million multi-year cost reduction program.

•	We returned $1 billion to shareholders through a combination of share repurchases and dividends, and announced a 70% increase in our dividend beginning in 2012.

2011 Compensation Summary

Set forth below is 2011 compensation for each named executive officer, excerpted from the 2011 Summary Compensation Table, which appears on page 32.

Name	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Surya N. Mohapatra	1,231,122	5,192,553	2,573,074	1,614,001	2,051,740	118,231	12,780,721
Robert A. Hagemann	557,230	2,147,569	1,063,346	438,317	—	66,818	4,273,280
Kathy Ordoñez	314,615	1,603,318	—	238,192	—	2,310,857	4,466,982
Jon R. Cohen	563,750	1,393,113	689,730	407,001	—	39,483	3,093,077
Joan E. Miller	501,120	1,393,113	689,730	322,782	__	43,937	2,950,682

Executive Compensation Changes for 2012

In 2012, the Company has taken additional steps to strengthen its executive officer compensation program and to enhance the alignment of pay and performance. For 2012, the total equity award consisted of 40% stock options, 40% performance shares and 20% restricted stock units. In addition, the performance metrics for the 2012 performance share awards, which are earned over a three-year performance period ending December 31, 2014, are based 50% on average return on invested capital and 50% on revenue growth. In addition, in 2012 the Committee reduced the value of the equity awards of our named executive officers below 2011 levels.

2013 Annual Meeting

•	Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Company by December 3, 2012.

•

Notice of shareholder proposals outside of SEC Rule 14a-8, including nominations for the Board of Directors, must be received by the Company no earlier than January 11, 2013 and no later than February 10, 2013.

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PROXY STATEMENT

QUEST DIAGNOSTICS INCORPORATED
Three Giralda Farms
Madison, New Jersey 07940
(973) 520-2700

INFORMATION ABOUT OUR 2012 ANNUAL MEETING

This proxy statement and form of proxy and voting instructions are being mailed starting on or about April 2, 2012.

Who is soliciting my vote?

The Board of Directors (the “Board of Directors” or the “Board”) of Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics,” the “Company,” “we” or “our”), is soliciting your vote for our 2012 annual meeting.

What will I vote on?

You are being asked to vote on:

•	election of three directors;

•	approval of amendments to the Amended and Restated Employee Long-term Incentive Plan (the “Employee Plan”);

•	ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2012;

•	an advisory resolution to approve executive compensation; and

•	a shareholder proposal regarding the classified board of directors.

Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 12, 2012 is the record date.

How many votes can be cast by all shareholders?

On the record date, there were 158,974,441 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast at the annual meeting, present in person or represented by proxy, to hold the annual meeting. We urge you to submit a proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient votes will be present to hold the annual meeting.

How do I vote?

If you are a holder of record (that is, you hold your shares in your name with the Company’s transfer agent), you may vote by submitting your proxy via the Internet, mail or telephone or by attending the annual meeting and voting in person. The directions for telephone and Internet proxy submission are on your proxy card. If you choose to submit your proxy on the Internet, go to www.cesvote.com. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendation.

If you hold your shares in street name (that is, through a broker, bank or other holder of record), please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

To reduce our administrative and postage costs, we ask that you submit a proxy through the Internet or by telephone, both of which are available 24 hours a day.

How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the shareholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

How many votes will be required to adopt the other proposals?

The ratification of PwC’s appointment, the approval of the amendments to the Employee Plan and the approval of the shareholder proposal require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority of votes cast with respect to such proposal. A “majority of votes cast” means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal.

Can I change or revoke my proxy?

Yes. You may revoke your proxy before your shares are voted by:

•	submitting a later dated proxy, including by telephone or the Internet that is received no later than the conclusion of voting at the annual meeting;

•

delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, Three Giralda Farms, Madison, New Jersey 07940 that is received no later than the conclusion of voting at the annual meeting; or

•	voting in person at the annual meeting.

What if I vote to abstain?

Shares voting “abstain” on the ratification of PwC’s appointment, the approval of the amendments to the Employee Plan and the approval of the shareholder proposal will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. Shares voting “abstain” for any nominee for director and the advisory vote to approve executive compensation will be excluded entirely from the vote and will have no effect on the election of that nominee or matter, as the case may be.

What happens if I do not vote?

If you are a record holder and do not vote your shares, your shares will not be voted.

If you hold your shares in street name, you must cast your vote if you want your shares to count for the election of directors, the advisory resolution to approve executive compensation, the approval of the amendments to the Employee Plan or the approval of the shareholder proposal. If you do not instruct your broker how to vote on these matters, no vote will be cast on your behalf. Brokers continue, however, to have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

If you are a participant in the Quest Diagnostics Profit Sharing Plan or the 401(k) Savings Plan of Quest Diagnostics and you do not submit voting instructions in respect of shares held on your behalf in such plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants. If you hold shares in the Company’s Employee Stock Purchase Plan and you do not submit voting instructions in respect of shares held in that plan, those shares will not be voted.

What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter properly is brought before the meeting, the proxy holders will have the discretion to vote on those matters for you.

How can I attend the annual meeting?

Only shareholders as of the record date (or their proxy holders) may attend the annual meeting. All shareholders seeking admission to the meeting must present photo identification. If you hold your shares in street name, to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other means of communication. We also have hired D. F. King & Co., Inc. to solicit proxies and for these services we will pay an estimated fee of $10,000, plus expenses.

Can I receive annual meeting material via electronic delivery?

This proxy statement and the Annual Report are available on our website at www.QuestDiagnostics.com/investor. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Whom should I call with other questions?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2011 Annual Report on Form 10-K, please contact Investor Relations, Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, N.J. 07940; email address: Investor@QuestDiagnostics.com.

MATTER TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 1—Election of Directors

The Board currently has nine directors divided into three classes. Members of each class serve for a three-year term. Shareholders elect one class of directors at each annual meeting. Each director holds office until his or her successor has been elected and qualified or the director’s earlier resignation, death or removal. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of the Company, business experience, other director positions and the experience, qualifications, attributes and skills that led the Board to conclude as of the date of this proxy statement that the person should serve as a director of the Company.

Timothy M. Ring became a director since the last annual meeting. The Governance Committee’s third party search firm recommended Mr. Ring as a potential director candidate to the Governance Committee. The Governance Committee unanimously recommended to the Board that Mr. Ring be elected as a director, and the Board unanimously elected Mr. Ring, effective December 6, 2011.

Nominees for Election

Based on the recommendation of the Governance Committee, the Board nominated three individuals to serve as directors for a term expiring at the 2015 annual meeting. Each nominee currently is a director of the Company whose term expires at the 2012 annual meeting. The Board believes that each nominee possesses the qualities and experience that nominees should possess in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations (the relevant portion of the Company’s Corporate Governance Guidelines is set forth below in the section entitled “Information About Our Corporate Governance—Board Nomination Process”). Each nominee has consented to serve if elected.

Directors with Terms Expiring at the 2012 Annual Meeting

Jenne K. Britell, Ph.D., 69, joined Brock Capital Group LLC in March 2010 as a Senior Managing Director, advising companies and investors regarding strategy, acquisitions and asset deployment, including in connection with financial services. From 2001 to 2009, she was the Chairman and Chief Executive Officer of Structured Ventures, Inc., which advised domestic and foreign companies on financial services products and strategy. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000 and serving as President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999. Dr. Britell is the non-executive chair of United Rentals, Inc. and a director of Crown Holdings, Inc. She is a member of the Council on Foreign Relations, a trustee of the Fox Chase Cancer Center and a director of the U.S. Russia Foundation for Entrepreneurship and the Rule of Law and the U.S. Russia Investment Fund. Dr. Britell served as a director of Lincoln National Corporation from 2001 to 2006, of West Pharmaceuticals Corporation from 2005 until 2008 and of Aames Investment Corporation from 2001 until 2006. She has been a director of Quest Diagnostics since August 2005. She has extensive executive and advisory experience, including in corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

Gail R. Wilensky, Ph.D., 68, is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 2008 through 2009, Dr. Wilensky served as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of UnitedHealthcare Corporation. She served as a director of Manor Care Inc. from 1998 until 2007, Gentiva Health Services, Inc. from 2000 until 2009, Cephalon Inc. from 2002 to 2011 and SRA International, Inc. from 2006 to 2011. Dr. Wilensky also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Military Health Care. She has been a director of Quest Diagnostics since January 1997. Dr. Wilensky has extensive experience, including in strategic planning, as a senior advisor to the U.S. government and private enterprises regarding healthcare issues and the operation of the U.S. healthcare system.

John B. Ziegler, 66, retired in January 2006 as the President, Worldwide Consumer Healthcare, of GlaxoSmithKline plc. He joined a predecessor company of GlaxoSmithKline in 1991, and held positions of increasing responsibility during his tenure. He has been a director of Quest Diagnostics since May 2000. He has extensive executive experience, including in sales, marketing, strategic planning and international operations, with multinational corporations operating in the healthcare industry.

Directors Continuing in Office

Directors with Terms Expiring at the 2013 Annual Meeting

John C. Baldwin, M.D., 63, is Senior Advisor for Health Affairs to the Texas Tech University System and a tenured professor. He oversees health research, education, and accreditation issues for the university. From 2007 to 2009, he served as President of Texas Tech University Health Sciences Center. From 2005 to 2007, he was President and Chief Executive Officer of CBR Institute for Biomedical Research. From 1998 to 2005, Dr. Baldwin was the Associate Provost for Health Affairs at Dartmouth College and Professor of Surgery at Dartmouth Medical School. From 1994 to 1998, Dr. Baldwin was the head of the surgical programs at Baylor College of Medicine and its affiliated hospitals. Dr. Baldwin was also the Governor of the American College of Surgeons from 1991 through 1997 and the President of the International Society of Cardiothoracic Surgeons in 1999. Dr. Baldwin has served as the Vice-Chair of the Board of Overseers of Harvard University. Dr. Baldwin served as a director of Massey Energy Company from 2004 until 2006. He has been a director of Quest Diagnostics since May 2004. Dr. Baldwin has extensive executive experience, including in strategic planning, with major organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing physician.

Surya N. Mohapatra, Ph.D., 62, is Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics. Prior to joining the Company in February 1999 as Senior Vice President and Chief Operating Officer, he was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra was appointed President and Chief Operating Officer of the Company in June 1999, Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Dr. Mohapatra also is a director of Xylem Inc., a Trustee of The Rockefeller University and a member of the Corporate Advisory Board of Johns Hopkins Carey Business School. Dr. Mohapatra served as a director of ITT Corporation from 2008 to October 2011 and Vasogen, Inc. from 2002 to 2006. He has been a director of Quest Diagnostics since October 2002. Dr. Mohapatra has experience at Quest Diagnostics, including as President and Chief Executive Officer, that provides him unique insights into the Company’s operations, challenges and opportunities, and he has extensive executive experience in international operations and medical diagnostics.

Gary M. Pfeiffer, 62, retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer served as Secretary of Finance for the state of Delaware from January through June 2009. Mr. Pfeiffer is a director of InterNAP Network Services Corporation and the non-executive chair of the board of Talbots, Inc. He is the non-executive Chair of the Board of Directors of Christiana Care Health System, a regional hospital system located in Delaware, and serves on the advisory board of Greentech Capital Advisors, LLC. Mr. Pfeiffer has been a director of Quest Diagnostics since December 2004. He has extensive executive experience, including in corporate finance, accounting, international operations, and strategic planning, with a multinational corporation operating in complex industries.

Directors with Terms Expiring at the 2014 Annual Meeting

William F. Buehler, 72, retired in 2001 as Vice Chairman of Xerox Corporation, which he joined in 1991. At Xerox, Mr. Buehler was responsible for five business groups: Production Systems, Office Document Products, Document Services, Channels and Supplies. He also oversaw Corporate Strategic Services, Business Development and Systems Software and Architecture. Prior to joining Xerox, Mr. Buehler spent 27 years with AT&T, primarily in sales, marketing and general management positions. Mr. Buehler served as a director of A.O. Smith Corporation from 1998 until 2011. Mr. Buehler has been a director of Quest Diagnostics since July 1998. He has extensive executive experience, including in sales, marketing and strategic planning, with multinational corporations operating in complex industries.

Daniel C. Stanzione, Ph.D., 66, retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories and an independent consultant. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of InterNAP Network Services Corporation, where he serves as non-executive chairman. Dr. Stanzione served as a director of Avaya Inc. from 2000 until 2007. He has been a director of Quest Diagnostics since January 1997. Dr. Stanzione has extensive executive experience, including in general management and strategic planning, with multinational corporations operating in complex industries.

Timothy M. Ring, 54, has been the Chairman and Chief Executive Officer of C. R. Bard, Inc. since 2003. He is a director of C. R. Bard, Inc. and was director of CIT Group Inc. from 2005 to 2009. Mr. Ring is a Trustee of the Foundation of The University of Medicine & Dentistry of New Jersey. He has been a director of Quest Diagnostics since December 2011. Mr. Ring has extensive executive experience, including in strategic planning and international operations, with a multinational corporation operating in the healthcare industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THESE NOMINEES UNLESS OTHERWISE INSTRUCTED.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Governance Practices

The Board of Directors believes that good corporate governance is important. The Board has adopted a set of Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines from time to time for possible revision, including in response to changing regulatory requirements, evolving practices and the concerns of our shareholders. The Company also has adopted a Code of Business Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and Code of Business Ethics are published on our corporate governance website at www.QuestDiagnostics.com/governance.

In addition to the highlights of our corporate governance practices described below, our Board has adopted the following practices.

•	Independent directors meet privately in executive sessions with the Lead Independent Director presiding at all regularly scheduled meetings.

•

The Board assesses annually its structure and performance, including reviewing the Board’s activities against those set out in its Corporate Governance Guidelines and committee charters and making recommendations for changes or improvements in practices or structure.

•	The Board reviews annually senior management succession planning and reviews Company policies for the development of management personnel.

•	Independent directors have unlimited access to officers and employees of the Company.

•

Directors are regularly updated by senior management, our independent registered public accounting firm and compensation consultants on changes in the Company’s businesses, its markets and best practices in general. Directors also are offered the opportunity to attend director education programs offered by third parties.

•	Independent directors receive a significant portion of their annual compensation in equity to further align their interests with the interests of our shareholders.

•

The Board and each committee have access to independent legal, financial or other advisors as they deem necessary, without obtaining management approval, but no committee may engage the Company’s independent registered public accounting firm to perform any services without the approval of the Audit and Finance Committee.

•

In considering committee assignments for directors, the Governance Committee considers the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

•	Committees report on their activities to the Board at each Board meeting.

•	Materials related to agenda items are provided to directors sufficiently in advance of meetings to allow the directors to prepare for discussion of the items.

Director Independence

The Board of Directors assesses annually the independence of each director in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange listing standards. The independence guidelines in the Company’s Corporate Governance Guidelines are consistent with the independence requirements in the New York Stock Exchange listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence. Our Corporate Governance Guidelines are available on our corporate governance website at www.QuestDiagnostics.com/governance.

The Board has determined that a substantial majority (eight of nine) of our directors is independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent. The Board has determined the following directors to be independent: Dr. Baldwin, Dr. Britell,

Mr. Buehler, Mr. Pfeiffer, Mr. Ring, Dr. Stanzione, Dr. Wilensky and Mr. Ziegler. Dr. Mohapatra is not independent because he is a Company officer. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and the directors, including ordinary course commercial relationships in the last three years between the Company and the entity of which Mr. Ring is an executive officer that did not exceed a certain amount of that entity’s gross revenues in any year.

Shareholder Access

Shareholders and any other person may communicate with the Board by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. Communications received at the email address are automatically routed to our Lead Independent Director with a copy to our General Counsel and Corporate Secretary. The Lead Independent Director determines whether any such communication should be distributed to other members of the Board. Communications received by the Corporate Secretary addressed as set forth above, other than communications unrelated to the duties and responsibilities of the Board, are forwarded to the intended directors.

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

Our policy is, where practical, to schedule the annual shareholders meeting on a day on which we also schedule a regular Board meeting. This year, we have scheduled a regular Board meeting on the date of the annual meeting. We encourage our directors to attend each annual shareholders meeting and expect that all of our directors will attend the annual meeting this year. All of our directors then in office attended the 2011 annual shareholders meeting, except Ms. Haggerty, whose term was concluded at the meeting.

Board Nomination Process

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including re-nomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the Company’s needs and the composition of the Board. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Board’s philosophy regarding Board composition and identify key qualifications and other considerations. The Governance Committee believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Governance Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute. The key qualifications and other considerations set forth in the Company’s Corporate Governance Guidelines are set forth below.

o	Qualifications:

■	Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership; and

■	Relevant experience such as:

•	Chief Executive Officer or Chief Operating Officer (or similar responsibilities) current or past;

•	Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

•	Medical practitioner and/or science and health thought leader.

o	Other considerations:

■	Independence;

■	Prior experience as a director or executive officer of a public company;

■	Number of current board positions and other time commitments; and

■	Overall range of skills, experience and seniority represented by the Board as a whole.

The Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Shareholders may recommend candidates for consideration as director by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the shareholder. The Governance Committee evaluates shareholder recommendations for director candidates in the same manner as other director candidate recommendations. Shareholders may also nominate director candidates. See “Information About Our 2013 Annual Meeting” on page 61 for information regarding the process and deadline for shareholders to submit director nominations for the 2013 annual meeting.

When the Governance Committee identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including shareholders. The Governance Committee also from time to time hires third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Chairman of the Board, President and Chief Executive Officer, the Lead Independent Director and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee re-assesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the shareholders or elected by the Board.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are five standing committees. During 2011, the Board held 15 meetings. Each of our incumbent directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. Any director may attend meetings of any committee of which the director is not a member. The following table shows the membership of each of the committees since the 2011 annual shareholders meeting and the number of meetings held by each committee in 2011.

	Audit and Finance	Compensation	Governance	Quality, Safety & Compliance	Executive
John C. Baldwin, M.D.
Jenne K. Britell, Ph.D.
William F. Buehler
Rosanne Haggerty (1)
Surya N. Mohapatra, Ph.D.
Gary M. Pfeiffer
Timothy M. Ring (1)
Daniel C. Stanzione, Ph.D.
Gail R. Wilensky, Ph.D.
John B. Ziegler
Number of meetings	14	8	5	5	1

(1)

Ms. Haggerty ceased to be a member of the committees on which she served when her term as a director ended at the 2011 annual shareholders meeting. Mr. Ring, who was elected a director on December 6, 2011, was not a member of any committee during 2011, but joined the Compensation Committee and the Quality, Safety and Compliance Committee effective February 26, 2012.

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board, except that meetings of the Executive Committee are scheduled only when needed. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

A brief description of each of the Board committees and their functions is set forth below. Additional information about the committees can be found in their charters, which are available on our corporate governance website at www.QuestDiagnostics.com/governance.

Audit and Finance Committee

The Audit and Finance Committee:

•

Assists the Board in monitoring the quality and integrity of the financial statements and financial reporting procedures of the Company and the Company’s compliance with legal and regulatory requirements.

•	Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•	Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

•	Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

•	Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

•	Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•

Establishes procedures for the receipt, retention and treatment of complaints relating to accounting and internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Reviews and reports to the Board on the Company’s management of its financial resources.

•	Reviews annually its performance.

The Board has determined that each of Dr. Britell and Mr. Pfeiffer qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. For descriptions of the experience of Dr. Britell and Mr. Pfeiffer, see “Proposal No. 1—Election of Directors” beginning on page 3.

Compensation Committee

The Compensation Committee:

•

Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

•	Oversees the performance of other executive officers and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

•

Annually reviews the compensation arrangements for the Company’s executive officers to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

•	Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

•

Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

•	Supports the Board in the senior management succession planning process.

•	Reviews and approves, for executive officers, employment agreements, severance benefits and other special benefits.

•	Reviews annually its performance.

For a discussion of the role of executive officers and compensation consultants in connection with determining or recommending executive compensation, see “Compensation Discussion and Analysis” beginning on page 19.

Governance Committee

The Governance Committee:

•

Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•	Reviews the structure of the Board, its committee structure and overall size.

•	Monitors developments in corporate governance.

•	Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

•	Recommends for Board approval assignments of directors to Board committees.

•	Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•	Monitors compliance with the Company’s Code of Business Ethics.

•

Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•	Oversees the Board and each Board committee in their annual self-evaluation.

•	Reviews annually its performance.

Quality, Safety & Compliance Committee

The Quality, Safety & Compliance Committee:

•

Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, and medical quality assurance.

•

Reviews the organization, responsibilities, plans, results, budget and staffing of the Company’s Compliance Department, and reviews significant reports to management, or summaries thereof, regarding the Company’s compliance policies, practices, procedures and programs and management’s responses thereto.

•	Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•	Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

•	Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and reports to the Audit and Finance Committee regarding the same.

•	Reviews annually its performance.

Executive Committee

The Executive Committee may act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

Board Leadership Structure and Role in Risk Oversight

The Board operates under the leadership of our Chairman. At this time, the Board has determined that the Company’s President and Chief Executive Officer is best positioned to serve as Chairman. The Board believes that this leadership structure is in the best interest of the Company and its shareholders for the following reasons.

•

The President and Chief Executive Officer has primary responsibility for managing the Company on a daily basis. By serving as Chairman, the President and Chief Executive Officer helps ensure that key business issues and other important matters are brought to the Board’s attention.

•	We have numerous mechanisms in place to promote the appropriate level of independence and oversight in Board decisions:

o

Our Corporate Governance Guidelines provide that at least a majority of the Company’s directors shall be independent. At this time eight of nine directors are independent, and all the members of the Audit and Finance, Compensation, Governance and Quality, Safety and Compliance Committees are independent.

o	The Board and each of its committees have complete access to management and the authority to retain independent advisors, as they deem appropriate.

o	The independent directors review the performance of the President and Chief Executive Officer annually.

o	We have published procedures for interested parties, including shareholders, to communicate with our directors.

•

We also have a Lead Independent Director. The Board believes that having a Lead Independent Director helps the administration and organization of the Board and facilitates the effective conduct of its duties, including the activities of the independent directors. Dr. Stanzione currently serves as the Lead Independent Director. The principal responsibilities of the Lead Independent Director are to:

o	Preside over executive sessions of the non-management directors or the independent directors;

o	Participate with the Chairman and Chief Executive Officer in the preparation of the agendas for Board meetings;

o	Serve as a member of the Executive Committee;

o	Coordinate providing timely feedback from the directors to the Chairman and Chief Executive Officer;

o	Serve as the principal contact for shareholder communications with the Board; and

o	Monitor, and if appropriate discuss with other directors, communications received from shareholders and others.

•	The Board retains the flexibility to revise our leadership structure if, in the exercise of its fiduciary duty, the Board determines that a different structure is appropriate.

The Board plays an active role in overseeing the Company’s key risks and has considered its role in risk oversight in determining the current Board leadership structure. The Company’s management is responsible for managing the risks, which it does through a committee of senior managers that leads the Company’s enterprise risk management program. The Board has delegated to its Audit and Finance Committee primary responsibility for overseeing that program. The Audit and Finance Committee receives periodic updates regarding the program. In addition, the Board’s Quality, Safety and Compliance Committee reviews the adequacy and effectiveness of policies and programs to ensure the Company’s compliance with laws and regulations applicable to its business (other than securities and accounting laws and regulations, which the Audit and Finance Committee oversees), and regularly receives reports regarding these topics. In addition, the Compensation Committee annually reviews the compensation arrangements for the Company’s executive officers to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Each of these committees regularly updates the Board regarding its activities. In addition, each year the full Board of Directors reviews the enterprise risk management program.

Related Person Transactions

Review and Approval of Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General Counsel becomes aware of a related person transaction not approved in advance, the General Counsel will arrange for the related person transaction to be reviewed and, if appropriate, ratified at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the New York Stock Exchange listing standards or other applicable rules.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Vice President, Human Resources, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

GlaxoSmithKline

Prior to February 4, 2011, SB Holdings Capital Inc. (“SBHC”), a subsidiary of SmithKline Beecham Corporation (“SKB”), owned 30,755,151 shares of the Company’s common stock. SKB, which is a subsidiary of GlaxoSmithKline plc. (“GSK”), obtained the shares on August 16, 1999 as partial consideration for its sale of SmithKline Beecham Clinical Laboratories, Inc. to the Company. At the closing of the acquisition, SKB and the Company entered into a stockholders agreement. Among other provisions of the agreement, during the agreement’s term, SKB generally had the right to designate a nominee or nominees to the Board as long as SKB owned at least a specified minimum percentage of our outstanding common stock.

Since the closing of the acquisition, SKB (or an affiliate) and the Company have been parties to a global clinical trials testing agreement under which the Company serves as the primary or exclusive provider of GSK’s clinical trials testing requirements. In addition, under the most recent agreement, which was approved by the Board’s Governance Committee pursuant to the Company’s related person transaction policy, on a selected basis the Company may provide support for other early stage research and development activity. Under this agreement, GSK pays the Company fees for its services. Net revenues with respect to services provided to GSK under the agreement were approximately $12 million during the first two months of 2011. This amount represents less than one percent of the 2011 net revenues of each of the Company and GSK. During the first two months of 2011, the Company and GSK purchased additional goods and services from each other. These transactions were in the ordinary course of business and at prevailing market prices and were not material to either party.

On February 4, 2011, SBHC sold all its holdings of the Company’s common stock (the “GSK Share Sale”). Pursuant to its existing share repurchase authority, the Company repurchased 15.4 million shares from SBHC for an aggregate purchase price of $835 million, reflecting a negotiated discount from the closing price of the Company’s common stock on the date that the Company agreed to repurchase the shares. The Company’s repurchase was approved by the Board’s Governance Committee pursuant to the Company’s related person transaction policy.

On February 4, 2011, the Company waived the applicability of certain provisions of the stockholders’ agreement that would have resulted in the deemed resignation of Mr. John Ziegler, a director of the Company designated by GSK, upon the GSK Share Sale. As a result of such waiver, Mr. Ziegler was not deemed to have resigned upon consummation of the GSK Share Sale and he continued to serve as a director of the Company. Mr. Ziegler was not involved with the negotiation of any of the foregoing arrangements or transactions, or with the waiver.

STOCK OWNERSHIP INFORMATION

We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. The Company maintains stock ownership guidelines for its directors and executive officers. Under the guidelines for directors, each director’s ability to sell shares associated with equity awards is limited until the director owns not less than 6,000 shares of our common stock. The guidelines for the named executive officers are discussed in “Compensation Discussion and Analysis” beginning on page 19.

The following table shows the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and

(4) all directors, nominees and executive officers of the Company as a group. Information in the table regarding the Company’s directors and executive officers is provided as of March 1, 2012.

Name	Number of Shares Beneficially Owned	Percentage of Class
Aberdeen Asset Management plc (1)	9,326,922	5.91%
Capital World Investors (2)	8,765,000	5.6%
T. Rowe Price Associates, Inc. (3)	8,557,218	5.4%
BlackRock, Inc. (4)	8,233,825	5.22%
Named Executive Officers (5)(6)(7)
Surya N. Mohapatra (8)	1,331,055	*
Robert A. Hagemann	598,214	*
Kathy Ordoñez	1,384	*
Jon R. Cohen	116,651	*
Joan E. Miller	194,283	*
Directors (5)(7)(9)
John C. Baldwin	34,333	*
Jenne K. Britell	43,166	*
William F. Buehler	94,631	*
Gary M. Pfeiffer	63,778	*
Timothy M. Ring	683	*
Daniel C. Stanzione	90,557	*
Gail R. Wilensky	84,333	*
John B. Ziegler	92,744	*
All directors and executive officers as a group (15 persons) (5, 6, 7, 8, 9)	3,416,094	2.15%

*	Less than 1%.

(1)

The business address of Aberdeen Asset Management plc (“Aberdeen”) is 10 Queens Terrace, Aberdeen, Scotland. The ownership information is based on the information contained in a Schedule 13G filed by Aberdeen with the SEC on January 11, 2012.

(2)

The business address of Capital World Investors (“Capital”) is 333 South Hope Street, Los Angeles, California 90071. The ownership information is based on the information contained in the Schedule 13G filed by Capital with the SEC on February 10, 2012.

(3)

These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. The ownership information is based on (i) the information contained in the Scheduled 13G filed by Price Associates with the SEC on February 10, 2012 and (ii) a letter received from Price Associates mailed February 14, 2012.

(4)

The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The ownership information is based on the information contained on a Schedule 13G filed by BlackRock with the SEC on February 9, 2012.

(5)	All directors and executive officers have sole voting power and sole dispositive power over all shares of common stock beneficially owned by them.

(6)

Includes shares of common stock which are subject to options issued under the Employee Plan that were exercisable as of, or would become exercisable within 60 days of, March 1, 2012. Each person listed in the following chart had the right to purchase the number of shares set forth beside his or her name pursuant to such options.

Dr. Mohapatra	1,049,967	Dr. Miller	124,348
Mr. Hagemann	472,328	Dr. Cohen	85,833
Ms. Ordoñez	—

(7)

Does not include shares of common stock corresponding to restricted share units held by the directors and executive officers. Each person listed in the following chart holds the number of restricted share units, all of which were part of equity awards, set forth beside his or her name.

Mr. Hagemann	30,453	Dr. Britell	5,310
Ms. Ordoñez	9,724	Mr. Pfeiffer	4,198
Dr. Miller	20,365	Mr. Ring	823
Dr. Cohen	19,888	Dr. Stanzione	3,643
Dr. Baldwin	3,643	Dr. Wilensky	3,643
Mr. Buehler	3,643	Mr. Ziegler	8,088

(8)	Includes 5,590 shares of common stock beneficially owned indirectly by Dr. Mohapatra as grantor/trustee of a qualified grantor retained annuity trust.

(9)

Includes options issued under the Long-Term Incentive Plan for Non-Employee Directors that were exercisable as of, or would become exercisable within 60 days of, March 1, 2012. Each person listed in the following chart had the right to purchase the number of shares set forth beside his or her name pursuant to such options.

Dr. Baldwin	25,999	Mr. Ring	683
Mr. Buehler	75,999	Dr. Stanzione	75,999
Dr. Britell	35,999	Dr. Wilensky	75,999
Mr. Pfeiffer	55,999	Mr. Ziegler	82,153

2011 DIRECTORS COMPENSATION TABLE

The following table sets forth the 2011 compensation of our non-employee directors. Dr. Mohapatra, our only employee director, received no additional compensation for serving as a director.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
John C. Baldwin	71,000	113,888	108,275	293,163
Jenne K. Britell	72,500	113,888	108,275	294,663
William F. Buehler	72,500	113,888	108,275	294,663
Rosanne Haggerty(4)	25,000	—	—	25,000
Gary M. Pfeiffer	110,750	113,888	108,275	332,913
Timothy M. Ring(5)	4,417	47,520	43,234	95,171
Daniel C. Stanzione	111,500	113,888	108,275	333,663
Gail R. Wilensky	69,500	113,888	108,275	291,663
John B. Ziegler	65,750	113,888	108,275	287,913

(1)

Includes amounts earned for 2011, including meeting fees for the fourth quarter of 2011 that were paid in January 2012. Does not include amounts paid in 2011 for 2010 meeting fees. Mr. Ring elected to receive all fees earned in 2011 in the form of stock options issued under our Long-Term Incentive Plan for Non- Employee Directors.

(2)

Represents the aggregate grant date fair values of the awards. Each of our non-employee directors, except Mr. Ring, received a single award of restricted share units on May 17, 2011, which was the date of our 2011 annual shareholders meeting. Mr. Ring received a single, pro-rated award of restricted share units on the date he was elected a director. Restricted share units reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. As of December 31, 2011, each non-employee director held the number of restricted share units set forth beside his or her name.

Dr. Baldwin	3,643	Mr. Ring	823
Dr. Britell	5,310	Dr. Stanzione	3,643
Mr. Buehler	3,643	Dr. Wilensky	3,643
Ms. Haggerty	1,668	Mr. Ziegler	8,088
Mr. Pfeiffer	4,198

(3)

Represents the aggregate grant date fair values of the awards. Each of our non-employee directors, except Mr. Ring, received a single award of stock options on May 17, 2011, which was the date of our 2011 annual shareholders meeting. Mr. Ring received a single, pro-rated award of stock options on the date he was elected a director. The assumptions made when calculating the amounts in this column for 2011 awards are found in footnote 14 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC on Form 10-K for 2011. As of December 31, 2011, each non-employee director held options to purchase the number of shares of the Company’s common stock set forth beside his or her name below.

Dr. Baldwin	50,111	Mr. Ring	2,547
Dr. Britell	50,111	Dr. Stanzione	120,111
Mr. Buehler	120,111	Dr. Wilensky	120,111
Ms. Haggerty	105,400	Mr. Ziegler	96,265
Mr. Pfeiffer	70,111

(4)	Ms. Haggerty retired from the Board upon expiration of her term at the 2011 annual meeting of shareholders.

(5)	Mr. Ring was elected a director on December 6, 2011.

Fees and Plans for Non-Employee Directors

None of our non-employee directors receives any consulting or other non-director fees from the Company.

Annual Cash Retainer Fees. Non-employee directors receive an annual cash retainer fee of $35,000, payable in quarterly installments of $8,750.

Meeting Fees. Non-employee directors receive a meeting fee of $1,500 for attending each Board or committee meeting at which a majority of directors attend in person and $750 for attending a meeting at which a majority of directors attend by telephone. Each director who serves as committee chair receives an additional $6,000 annual fee, except the Chair of the Audit and Finance Committee and the Lead Independent Director (who is also the Chair of the Governance Committee), each of whom receives an additional $30,000 annual fee.

Long-Term Incentive Plan for Non-Employee Directors. Each non-employee director participates in the Company’s Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes the grant of non-qualified stock options and/or a stock award (which may be in the form of shares or restricted share units) on the date of the annual shareholders meeting, in such proportions as the Board may determine, covering an aggregate of not more than 20,000 shares of the Company’s common stock. If a person is appointed or elected as a director other than on the date of the annual shareholders meeting, the Board may grant to such director a prorated option and/or stock award, in such proportions as the Board may determine. The Director Plan also permits a one-time grant to a non-employee director of stock options and stock awards covering an aggregate of not more than 40,000 shares of common stock of the Company upon initial election to the Board. The annual option grants become exercisable, and annual restricted share units generally vest and convert to shares of our common stock, in three equal annual installments, beginning on the first anniversary of the grant date, regardless of whether the non-employee director remains a director.

A director may elect to receive annual retainer and meeting fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value on the grant date of such options using the lattice-based option-valuation model for recognizing expense for financial statement reporting purposes. The number of shares issued in lieu of cash for the retainer and meeting fees is based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer and meeting fees vest immediately. Options granted in 2011 under the Director Plan, once vested, will be exercisable through the tenth anniversary of the date of grant even if the director’s service on the Board terminates. The aggregate number of shares of the Company’s common stock which may be issued pursuant to stock awards or the exercise of options granted under the Director Plan may not exceed 2,400,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date.

Deferred Compensation Plan for Directors. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, all or a portion of the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at the prime rate of Citibank, N.A. in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

2011 Changes in Director Compensation. Based on the recommendation of the Compensation Committee, effective at the 2011 annual shareholders meeting, the Board revised the annual equity grant to non-employee directors. The Board reduced the size of the annual stock option grant from 8,000 options to 6,111 options, and increased the size of the annual restricted stock unit award from 1,667 restricted stock units to 1,975 restricted stock units.

No Changes in Director Compensation Program for 2012. No changes have been made in the director compensation program for 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee (the “Committee”), in consultation with senior management and outside consultants, determined 2011 executive compensation after considering, among other things, the Company’s performance, the current challenging healthcare environment and the general market focus on executive pay. We believe that our compensation programs are balanced and reasonable. They focus on the long term and do not rely on highly leveraged incentives that encourage risky short-term behavior. Our equity programs, including the vesting features of our equity awards, combined with our senior management share retention and ownership guidelines, are designed to link executive compensation to long-term stock performance. Our performance share awards, which are generally based on a three-year performance period, reward longer-term financial and operational performance. Our annual cash incentives reward the achievement of annual performance, operating and strategic goals (both financial and non-financial). Our executive compensation in 2011 reflects our financial results and that the Company is financially sound and well positioned for continued growth.

Executive Compensation Philosophy and Components

The objective of our executive compensation program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our shareholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, both financial and non-financial results, and individual performance.

The principal components of compensation for our named executive officers are:

•	Base salary;

•	Annual performance-based cash incentives, generally paid under the Senior Management Incentive Plan (“SMIP”);

•	Long-term incentive awards issued under the Employee Long-Term Incentive Plan (“Employee Plan”) in the form of stock options, restricted share units (“RSUs”), restricted shares and performance shares;

•

Deferred compensation, including Company matching contributions or credits, under the tax-qualified Quest Diagnostics Profit Sharing Plan or Celera 401(k) Plan (each, a “401(k) Plan”), the non-qualified Supplemental Deferred Compensation Plan (“SDCP”) and the non-qualified Celera Corporation Non-Qualified Savings and Deferral Plan (“Celera NQSP”); and

•	Retirement income for our Chief Executive Officer under a Supplemental Executive Retirement Plan (“SERP”).

Our executive compensation program is designed to:

•	Attract and retain talented executives;

•	Incent executives to achieve results that appropriately balance the short-term and the long-term interests of our shareholders, employees and customers;

•	Reward corporate and individual performance;

•	Support our business strategy and financial objectives; and

•	Provide flexibility and responsiveness to changing business conditions, as well as the growth and diversification of the Company.

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy in consultation with our Chief Executive Officer and Vice President of Human Resources and with input from the Committee’s external compensation consultant. The Committee oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee also annually reviews the compensation arrangements for the Company’s executive officers to assess whether the arrangements encourage risk taking that is reasonably likely to have a material adverse effect on the Company. The Committee conducted an annual review in February 2012 and concluded that the compensation arrangements for the Company’s executive officers do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

The Committee engaged Pay Governance LLC as its external compensation consultant. At the Committee’s request, the consultant provided analyses and information regarding executive compensation trends and market practices. In 2011, the consultant performed services for the Committee, but not for the Company.

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At the Company’s annual meeting of shareholders held in May 2011, a substantial majority of votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee regards the results of the shareholder vote as an indication that the Company’s executive compensation practices effectively align executive compensation with shareholder interests and did not implement changes as a direct result of the vote. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.

Role of Executive Officers in Compensation Process

The Chief Executive Officer recommends to the Committee individual compensation adjustments for the executive officers, other than himself, based on market data and Company and individual performance. He also recommends incentive compensation measures to align compensation with our corporate objectives. The Chief Executive Officer is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions.

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including cash and equity awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with the Committee’s consultant, annually prepares analyses of each named executive officer’s compensation, including tally sheets. The review includes current and prior year compensation information regarding base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, SERP benefits, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including termination in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analyzed relative to market data for comparable positions in a peer group. During 2011, the peer group consisted of the following 17 companies in the healthcare services, equipment and distribution industries.

• C.R. Bard, Inc.	• Hospira, Inc.
• Baxter International Inc.	• Laboratory Corporation of America Holdings
• Beckman Coulter Inc.	• Medtronic, Inc.
• Becton, Dickinson and Company	• Omnicare, Inc.
• Boston Scientific Corporation	• Owens & Minor, Inc.
• Covidien PLC	• St. Jude Medical, Inc.
• DaVita Inc.	• Stryker Corporation
• Express Scripts, Inc.	• Zimmer Holdings, Inc.
• Henry Schein, Inc.

For the named executive officers, the Committee establishes target compensation consistent with comparable positions in the peer group and provides our named executive officers with the opportunity to earn greater rewards for performance that exceeds established goals. For each named executive officer, the key elements of base salary, total cash compensation, and long-term incentives, as well as the mix of these elements of direct compensation, are compared, to the extent possible, with amounts received by executives holding similar positions at companies in our peer group. We adjust the comparisons to take account of different scope of job responsibility where appropriate. Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. The economic value of each participant’s prior equity awards at the date of grant is considered when setting annual compensation packages. We do not take into account realized or unrealized gains from previous equity awards in setting subsequent total compensation levels. Our practice is to establish base salary, annual cash incentive targets and equity grant levels and terms to deliver total direct compensation at market competitive levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance. Consideration is also given to the criticality of retaining the executive. Based on the 2011 review, the total direct compensation for the Chief Executive Officer was in the 76th percentile of the peer group, while the total direct compensation for the other named executive officers, excluding Ms. Ordoñez, ranged from the 44th to the 94th percentile (Ms. Ordoñez’s total direct compensation reflected change-in-control related payments resulting from the Company’s acquisition of Celera Corporation (“Celera”), of which Ms. Ordoñez served as Chief Executive Officer).

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their exclusive services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined 2011 base salary adjustments based on an assessment of our 2010 results and each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. 2010 was a challenging year for our Company, as Americans reduced their utilization of healthcare services. Against a backdrop of an approximately 5% decline in physician office visits in the U.S., the Company’s revenue decline of 1.2% to $7.4 billion was not surprising. Management made progress on a number of key growth initiatives. Earnings per share from continuing operations reported in our 2010 Annual Report on Form 10-K was $4.06, increased from $3.88 in 2009. Income from continuing operations reported in our 2010 Annual Report on Form 10-K was $723 million, compared to $730 million in 2009. Cash from operations for 2010 was $1.1 billion, compared to $1.0 billion for 2009. After considering these factors, effective January 1, 2011, the Committee determined that the 2011 base salary for each named executive officer, except Ms. Ordoñez, would not be increased from the 2010 level, and established the base salary for each named executive officer, except Ms. Ordoñez, as follows:

2011 Base Salary ($)
Dr. Surya N. Mohapatra	1,231,122
Robert A. Hagemann	557,230
Dr. Jon R. Cohen	563,750
Dr. Joan E. Miller	501,120

Ms. Ordoñez began employment with the Company in May 2011, after closing of the Company’s acquisition of Celera, and she became an executive officer in August 2011. The Committee approved Ms. Ordoñez’s base salary of $500,000 per annum when it approved her employment agreement in 2011.

The total base salary paid to each named executive officer in 2011 is reported in the “2011 Summary Compensation Table” on page 32.

Annual Cash Incentive Compensation

We generally pay annual incentives in accordance with the SMIP, which our shareholders approved at our 2003 annual shareholders meeting. The Committee selects a maximum of ten participants for inclusion in the SMIP each year. Pursuant to his employment agreement, Dr. Mohapatra, our Chief Executive Officer, must participate in the SMIP. Dr. Mohapatra’s incentive target (expressed as a percentage of base salary) is specified in his employment agreement.

For 2011, we paid annual cash incentive compensation under the SMIP to all the named executive officers except Ms. Ordoñez, whose employment with the Company had not commenced when the Committee selected the SMIP participants for 2011. We paid annual incentive compensation to Ms. Ordoñez under a different compensation plan, the operation of which, as to Ms. Ordoñez, is described below. Ms. Ordoñez’s incentive target (expressed as a percentage of base salary) is specified in her employment agreement.

For each named executive officer, the threshold, target and maximum performance criteria are established with payout opportunities set at zero, one-times (1x), and two-times (2x) target incentive, respectively. Rewards for performance levels between these levels are interpolated. All annual cash incentive payments to our named executive officers are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year. The Committee retains the discretion to adjust performance measures to focus on the operating performance of the Company, to avoid unintended compensation results and to ensure that participants are not inadvertently given incentives to avoid taking actions in the long-term interest of the Company and its shareholders.

For 2011, the target incentives and payouts for the named executive officers other than Ms. Ordoñez are summarized in the following chart.

	2011 Target Incentive as a % of Salary	2011 Actual Payment as a % of Target	2011 Actual Payment as a % of Salary
Dr. Surya N. Mohapatra	150	87.4	131.1
Robert A. Hagemann	90	87.4	78.7
Dr. Jon Cohen	65	111.1	72.2
Dr. Joan E. Miller	70	92.0	64.4

The target incentive for Ms. Ordoñez for the period preceding the Company’s acquisition of Celera was 75% of her base salary of $650,000 in effect at the time. The target incentive for Ms. Ordoñez for the portion of 2011 commencing upon the Company’s acquisition of Celera was 60% of her base salary of $500,000 in effect at the time. Based on the foregoing, Ms. Ordoñez’s aggregate target incentive for 2011 was $369,863. The 2011 actual payment to Ms. Ordoñez as a percentage of this target was 64.4%.

Named Executive Officers Other than Ms. Ordoñez

In 2011, annual cash incentive payouts for the named executive officers other than Ms. Ordoñez were based on performance against both financial and non-financial goals. The principal financial goals relate to achieving revenue and earnings per share targets. In addition, payouts are based on performance against several strategic initiatives, comprised of both financial and non-financial goals. The following table summarizes the performance measures and the relative weights allocated to each measure for 2011 for each named executive officer except Ms. Ordoñez. The Committee set the performance measures and relative weights for each named executive officer other than Ms. Ordoñez to reflect both the executive’s specific contribution to each particular performance measure and the importance of the measure. The Committee revised the performance measures for Dr. Cohen and Dr. Miller to reflect changes in their responsibilities during the year. The performance measures and relative weights allocated to each measure for 2011 for Ms. Ordonez are discussed following the discussion of the 2011 performance measures and weights for the other named executive officers.

Measure	Weightings
	Dr. Mohapatra (%)	Mr. Hagemann (%)	Dr. Miller (%)	Dr. Cohen (1/1-5/31) (%)	Dr. Cohen (6/1-12/31) (%)
EPS from continuing operations	55	55	40	55	40
Revenue	25	25	30	25	25
Margin			15		20
Strategic initiatives	20	20	15	20	15

Total	100	100	100	100	100

The revenue targets for Dr. Mohapatra, Mr. Hagemann and, until May 31, 2011, Dr. Cohen were based on the Company’s consolidated revenue. The revenue and margin targets for Dr. Miller and, for the period beginning June 1, 2011, Dr. Cohen, were based on areas of the business for which each has responsibility. Dr. Miller had responsibility for Hospital Services until May 31, 2011, responsibility for Neurology beginning June 1, 2011 and responsibility for Pathology for the entire year. Dr. Cohen had responsibility for Hospital Services beginning June 1, 2011 and was Chief Medical Officer for the entire year.

The targets and resulting payout factors for EPS from continuing operations and consolidated revenue for 2011 were:

Measure	Target ($)	Plan Results ($)	Payout Factor %
EPS from continuing operations	4.30	4.44	131
Consolidated revenue	7,606.9 million	7,510.5 million	0

The payout factors for the revenue and net margin measures for the areas for which Dr. Miller and Dr. Cohen have responsibility are set forth in the following chart.

Measure	Payout Factor (%)
	Revenue	Net Margin
Hospital Services	91	200
Neurology	105	200
Pathology	0	2

In 2011, four strategic initiatives were included as annual incentive goals. Each initiative was developed to deliver results during 2011 and position us for accelerated growth in revenues and earnings over the long term. The specific initiatives were set around the following four objectives:

•	further enhance our laboratory testing quality assurance program;

•	reduce customer attrition;

•	further enhance our leadership team; and

•	increase patient satisfaction.

Dr. Mohapatra, Mr. Hagemann and, until May 31, 2011, Dr. Cohen had these four strategic objectives, and each strategic objective was assigned a 5 percent weighting. Dr. Miller and, beginning June 1, 2011, Dr. Cohen, had the first three listed strategic objectives. Potential performance for each strategic initiative ranged from 0x to 2x. Performance against the four initiatives resulted in payouts factors ranging from 5 percent to 132 percent.

Earnings per diluted share (EPS) from continuing operations and revenue are weighted heavily in order to provide the proper incentive to management to stimulate profitable growth. When the Committee establishes these performance standards for the year, it retains discretion to adjust them to ignore the effect of certain specified items. For 2011, the Committee retained discretion to adjust EPS from continuing operations for the following items: (i) gains and losses from the sale of a business; (ii) charges related to the impairment of goodwill or intangible assets; (iii) charges related to reorganization and restructuring programs; (iv) charges related to the acquisition or integration of a company or business; (v) cumulative effect, or one-time gains or losses, associated with the adoption of accounting changes; (vi) extraordinary gains or losses; (vii) gains or losses on debt extinguishment; and (viii) effects of changes in tax laws or the rate on deferred tax assets and liabilities. The Committee selected these items because the Committee desires to incent management to focus on the operating performance of the Company and these items (1) reflect matters outside the control of participants which could create “windfall” benefits or undue penalties for participants (for example, changes in tax laws or accounting standards) or (2) accommodate the Committee’s concern not to inadvertently penalize participants for taking actions in the long-term interest of the Company and its shareholders (for example, a restructuring of operations) out of concern for the action’s impact on EPS from continuing operations.

For 2011 annual incentive awards, the Committee exercised its discretion to adjust EPS from continuing operations to exclude the following charges: $1.23 per share related to a litigation settlement; $0.15 per share for reorganization and restructuring, including $0.02 per share related to CEO succession; and $0.13 per share related to acquisition and integration costs of Athena Diagnostics and Celera Corporation. The Committee made these adjustments, which totaled $1.51 per share, to ensure that participants would not be penalized for having made decisions intended to foster long-term value creation, rationalize operations and allow for long-term reductions in cost, but that had a negative impact on 2011 EPS from continuing operations. When exercising its discretion, the Committee also noted the Company’s significant progress in 2011, including:

•	the Company’s continued strong financial performance in 2011;

•

the completion of the acquisitions of Athena Diagnostics and Celera Corporation, establishing a solid foundation in the four critical disease areas of cancer, cardiovascular disease, infectious disease and neurological disorders;

•	commencement of the $500 million multi-year cost reduction program; and

•	returning $1 billion to shareholders through a combination of share repurchases and dividends, and announcing a 70% increase in the Company’s dividend beginning in 2012.

Had the Committee not made the adjustment to EPS from continuing operations the payout factor percentage for this performance measure would have been 0%. The following table shows, on a pro forma basis, the payments that would have been made, both as a percentage of target and as a percentage of salary, had the Committee not made the foregoing adjustments (these amounts would replace the numbers under the headings “2011 Actual Payment as a % of Target” and “2011 Actual Payment as a % of Salary” in the table above).

	2011 Payment as a % of Target (Pro Forma)	2011 Payment as a % of Salary (Pro Forma)
Dr. Surya N. Mohapatra	15.3	23.0
Robert A. Hagemann	15.3	13.8
Dr. Jon Cohen	50.5	32.8
Dr. Joan E. Miller	39.6	27.7

Because EPS from continuing operations was not a measure used to determine Ms. Ordoñez’s annual incentive award, her annual incentive award was unaffected by the adjustment discussed above.

Without giving effect to the adjustments to EPS from continuing operations described above, the annual incentive awards to the Company’s named executive officers (other than Ms. Ordoñez) in respect of 2011 as reported in the “Non-Equity Incentive Plan Compensation” column in the 2011 Summary Compensation Table on page 32 would have been as follows: Dr. Surya N. Mohapatra—$282,542; Robert A. Hagemann—$76,730; Dr. Jon Cohen—$185,051; and Dr. Joan E. Miller—$138,910.

Ms. Ordoñez

The 2011 annual cash incentive payout for Ms. Ordoñez was based on performance against financial goals. The performance measures adopted for Ms. Ordoñez and the weight allocated to those measures were those established by Celera prior to the Company’s 2011 acquisition of Celera, and reflect both Ms. Ordoñez’s specific contribution to each performance measure and the importance of the measure. The performance measures and weights, and the payout factors for each, are set forth in the following chart.

Measure	Weightings (%)	Payout Factor (%)
Celera gross profit	50	0
Celera operating expenses	50	129
Total	100	64.4

Under the approach adopted by Celera prior to the Company’s 2011 acquisition of Celera, the performance of Ms. Ordoñez against these measure was subject to a personal performance modifier ranging from 0x to 1.50x by which the above result is multiplied. The Committee applied a 1x personal performance modifier to these measures when determining Ms. Ordoñez’s 2011 annual incentive compensation, leaving the above result unchanged.

Conclusion

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2011 were consistent with the objectives of our executive compensation program. The following table sets forth, for each year since 2005, the aggregate annual cash incentive payments as compared to target for the named executive officers then in office. We believe that the results indicate that the targets have been set at reasonable levels.

Year	Incentive Payment as Compared to Target (%)
2005	82
2006	148
2007	103
2008	112
2009	129
2010	64
2011	88

Long-Term Incentive Awards

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our shareholders;

•	Provide long-term compensation opportunities consistent with market practice;

•	Incent and reward long-term value creation; and

•	Provide a retention incentive for key employees.

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, without limitation:

•	The value of similar incentive awards to executive officers in the peer group; and

•	The individual’s scope of responsibility, performance and contribution to meeting the Company’s objectives.

Timing of Equity Awards

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. The Committee also makes equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

The Committee has delegated to the Chief Executive Officer, in consultation with the Vice President of Human Resources, the authority to grant, under limited circumstances, equity awards to employees other than executive officers. Pursuant to this authority, they may grant up to 20,000 options and 10,000 restricted or performance shares per quarter. In 2011, 5,228 options, 1,688 restricted share units and 1,688 performance shares were granted under this authority.

In addition, based on the Committee’s recommendation, the Board has authorized the Chief Executive Officer to designate employees as recipients of nonqualified stock options. The Chief Executive Officer may grant options to employees, other than executive officers, annually in amounts not exceeding 25,000 per employee and 100,000 in the aggregate. The grants must have an exercise price equal to fair market value on the grant date and other terms and conditions identical to the terms and conditions most recently approved by the Committee. In 2011, no options were granted pursuant to this authority.

Management regularly reports to the Committee grants under these two delegations of authority.

Determination of February 2008 Performance Share Awards

In February 2011, the Committee determined payment for performance share awards made in March 2008.

At the time of grant, the Committee established baselines, target performance levels and the measurement period. The performance measure was the compound annual growth rate of the Company’s fully diluted EPS from continuing operations (subject to adjustment for predefined items and calculated in accordance with the plan). The measurement period was January 1, 2008 to December 31, 2010.

When the Committee established this performance measure, it retained discretion to adjust EPS from continuing operations as reported in the Company’s financial statements to ignore the effect of certain specified items (generally the same items identified above in the discussion of annual incentive compensation, and for the same reasons). The following table shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Compound annual growth rate in EPS from continuing operations (%)	Performance Shares Earned (as multiple of target number of shares)

3	0

5	.5

7	.8

10	1

12.5	1.25

14	1.5

15.5	1.8

17	1.9

20	2

For purposes of calculating the award payouts, the Committee determined to adjust 2010 earnings per share from continuing operations for the following predefined item, in the amount stated: charges of $0.09 per share related to certain 2010 restructuring programs. The Committee made this adjustment to exclude the impact of this unusual or nonrecurring item and to incent management to make decisions that are focused on long-term value creation. This determination resulted in an aggregate positive adjustment to EPS from continuing operations of $0.09.

The Committee determined that the compound annual growth rate in the Company’s fully diluted EPS from continuing operations for the performance period was 13.48% (increased from 12.65% if the Committee had not made the adjustment described above) and that the earnings multiple applicable to these awards during the performance period was 141% of target (increased from 128% if the Committee had not made such adjustment).

Without giving effect to the adjustment described above, the 2008 performance share award payouts to the Company’s named executive officers as reported in the 2011 Option Exercises and Stock Vested Table would have been as follows: Dr. Surya N. Mohapatra—61,248 shares with a value of $3,305,555 at vesting; Robert A. Hagemann—25,464 shares with a value of $1,374,292 at vesting; and Dr. Joan Miller—15,140 shares with a value of $817,106 at vesting. Dr. Jon Cohen and Kathy Ordoñez joined the Company in March 2009 and May 2011, respectively, and did not receive a 2008 performance share award.

Determination of February 2009 Performance Share Awards

In February 2012, the Committee determined payment for performance share awards made in February 2009. The performance period for those awards ended on December 31, 2011. Payment for these awards will be discussed in the 2013 Compensation Discussion and Analysis.

2011 Equity Awards

Named Executive Officers Other than Ms. Ordoñez

In February 2011, the Committee awarded long-term compensation for 2011 to the named executive officers, other than Ms. Ordoñez, whose employment had not commenced at that time, resulting in the equity awards shown for them in the “2011 Summary Compensation Table” and the “2011 Grants of Plan-Based Awards Table” on pages 32 and 34. In considering the size of the award for each named executive officer, the Committee considered the factors described above, including the performance of the Company and the executive during 2010 and the competitive market for executive talent. In an effort to maintain market competitive levels in the total compensation of our named executive officers, and in conjunction with a Company-wide effort to reduce the Company’s overall usage of equity compensation and the Company’s equity compensation expense, in 2011 the Committee reduced the equity awards of our named executive officers from 2010 grant levels to the amounts shown in the “2011 Summary Compensation Table” and the “2011 Grants of Plan-Based Awards Table” on pages 32 and 34.

After discussion regarding potential changes in approach for 2011 long-term incentive awards, the Committee determined to make one change in the structure of the long-term incentive program for 2011. In an effort to better align executive compensation with achievement of the Company’s financial goals, the Committee revised the performance measure for our performance share awards. In recent years, the performance measure had been a targeted compound annual growth rate of our EPS from continuing operations over a three-year period, based upon our strategic business plan. The Committee determined that the performance measure for the 2011 performance share awards would be a targeted compound annual growth rate over a three-year period of our income from continuing operations, rather than of our EPS from continuing operations.

The Committee maintained the mix of annual long-term incentive awards that it had authorized in 2009 and 2010. Performance share awards continued to represent approximately 1/3 of the total value of the annual equity award, assuming the performance shares are ultimately earned at target. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value.

The target performance shares subject to the 2011 performance share awards will be earned over a three-year period ending December 31, 2013 and will be paid out in shares of the Company’s common stock at the end of the period to the extent that the performance level is achieved. The Committee established baselines, target performance levels and the measurement period. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to the 2011 performance share award will be made after the end of the performance period.

We also continued to use stock options as a component of our equity awards. Stock options align incentives with shareholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees. For 2011, stock options represented approximately 1/3 of the total value of the annual equity award. Stock options vest 33-1/3 percent on each of the first, second and third anniversaries of the grant date.

Approximately 1/3 of the total value of the annual equity award was delivered in the form of RSUs or restricted shares that vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. We believe that RSUs and restricted shares enhance executive retention across business cycles because they retain a portion of their value if our stock price declines from the grant date price. RSUs and restricted shares also foster an ownership culture, help motivate employees to perform at peak levels across business cycles and motivate increasing shareholder value. We included RSUs and restricted shares as a component in our 2011 equity awards because we believed that it would positively impact employee engagement and retention and that it aligns employee interests with the interests of our shareholders over the long term.

Ms. Ordoñez

The equity awards we made to Ms. Ordoñez in 2011 were determined under the terms of her employment agreement.

We awarded Ms. Ordoñez $450,000 in restricted stock units as a retention and incentive award when she joined the Company upon the closing of our acquisition of Celera in May 2011. These RSUs vest ratably on a quarterly basis during the first three years of her employment.

In August 2011, we awarded Ms. Ordoñez target performance shares. The target performance shares will be earned over the period ending January 31, 2014 based on Celera’s corporate revenues during the performance period. The performance period is January 1, 2011 to December 31, 2013. We believe this metric will effectively measure the integration and growth of this business. No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to Ms. Ordoñez’ 2011 performance share award will be made after the end of the performance period.

2012 Actions

After discussion regarding potential changes in approach for 2012 long-term incentive awards, the Committee determined to make two changes in the structure of the long-term incentive program for 2012. First, in an effort to better align executive compensation with achievement of the Company’s financial goals, the Committee revised the performance measure for our performance share awards. In 2011, the performance measure was a targeted compound annual growth rate over a three-year period of our income from continuing operations. The Committee determined that the performance measure for the 2012 performance share awards would be based 50% on revenue growth and 50% on average return on invested capital, rather than a targeted compound annual growth rate of our income from continuing operations. The new performance measure is intended to enhance the alignment of management’s equity award incentives with shareholder value.

Second, the Committee decided that, beginning in 2012, most participants in the equity award program would receive 40% of the value of their target award in stock options, 40% of the value in performance shares and 20% of the value in RSUs. The Committee considers stock options and performance shares to be more strongly performance-related than RSUs, and determined that it could reduce the percentage of RSUs relative to the percentage of stock options and performance shares without adversely affecting either the ownership culture that it seeks to encourage among our senior employees or the retention benefits provided by RSUs.

In addition, in a further effort to maintain market competitive levels in the total compensation of our named executive officers, and in conjunction with a further Company-wide effort to reduce the Company’s overall usage of equity compensation and the Company’s equity compensation expense, in 2012 the Committee reduced the value of the equity awards of our named executive officers (other than Ms. Ordoñez, who joined the Company in 2011) below 2011 levels.

Reload Options

We have not granted options with a “reload” feature since 2002. Some outstanding options that we granted before 2002 contain a “reload” feature.

Deferred Compensation

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in a 401(k) Plan, in which participants may defer a portion of their eligible cash compensation up to limits established by law. All the named executive officers also are eligible to participate in the SDCP, except that the Chief Executive Officer has waived his rights to Company matching credits under the SDCP for 2005 and thereafter. Ms. Ordoñez is a participant in the Celera NQSP, which was established by Celera prior to the Company’s 2011 acquisition of Celera.

The purposes of the 401(k) Plans, SDCP and Celera NQSP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP and the Celera NQSP, see “2011 Nonqualified Deferred Compensation Table” on page 39.

SERP

Dr. Mohapatra is the only named executive officer covered by a defined benefit retirement plan. To enable us to secure the services of Dr. Mohapatra as our Chief Executive Officer, in December 2004 we established the SERP, which is an unfunded non-qualified plan, in connection with commitments made in Dr. Mohapatra’s employment agreement. With the adoption of the SERP, Dr. Mohapatra waived his right to receive Company matching credits under the SDCP for 2005 and thereafter. His account balances for pre-2005 contributions continue to be invested under the SDCP. For a description of the SERP, see “2011 Pension Benefits Table” on page 38.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. In 2011, the named executive officers except Ms. Ordoñez were entitled to receive tax and financial planning services, within certain limits. Pursuant to Dr. Mohapatra’s employment agreement, the Company reimbursed him for driver and vehicle costs. As part of the Company’s security plan for Dr. Mohapatra, the Committee approved reimbursing Dr. Mohapatra for security for his residence, and encouraged Dr. Mohapatra and his family to use Company aircraft for personal travel. Additionally, Ms. Ordoñez was provided an annual medical examination, consistent with the practice of Celera before the Company acquired it, and an excess liability insurance policy. These perquisites are disclosed in the “2011 Summary Compensation Table” on page 32.

Other Benefits

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans, the employee stock purchase plan and a 401(k) Plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Impact of Accounting and Tax Treatment on Executive Compensation

Section 162(m) of the Code precludes a public corporation from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer, unless certain specific and detailed criteria are satisfied. The anticipated tax treatment to the Company and to the executive officers is taken into consideration in the review and establishment of all compensation programs and payments. Our general policy is to attempt to preserve the tax deductibility of compensation paid to our executive officers under existing tax laws, including annual cash incentive awards and the grants of equity awards, but the Committee retains the flexibility to pay compensation or grant awards it determines to be consistent with the Company’s objectives for our executive compensation program even if the compensation or award is not deductible by the Company for tax purposes. As tax laws change, the Committee will consider their implications.

In order to satisfy the requirements of Section 162(m), the SMIP limits the annual incentive award for each participant at 1% of the Company’s Earnings (as defined in the SMIP) in the fiscal year. For 2011, the annual incentive award for each SMIP participant was less than the maximum allowable incentive award payable under the SMIP.

Under his employment agreement, Dr. Mohapatra will receive a tax gross-up payment for any golden parachute excise tax consequences under Sections 280G and 4999 of the Internal Revenue Code. Schedule A participants in the Executive Officer Severance Plan also will receive tax gross-ups for any parachute excise tax consequences, unless a reduction of the parachute payments by not more than 5% would result in no excise tax being incurred. Schedule B participants in the Executive Officer Severance Plan are not eligible to receive a tax gross-up payment. Mr. Hagemann and Dr. Miller are Schedule A participants, and Ms. Ordoñez and Dr. Cohen are Schedule B participants, in the Executive Officer Severance Plan.

See Note 14 of the Company’s consolidated financial statements for the year ended December 31, 2011 for a discussion of the accounting treatment of executive compensation plans.

Employment Agreements

Each of Dr. Mohapatra, our Chief Executive Officer, and Ms. Ordoñez, our Senior Vice President, Discovery and Development, has an employment agreement with the Company. For a description of each of Dr. Mohapatra’s and Ms. Ordoñez’s agreement, and of the agreement that we entered into with Dr. Mohapatra on October 21, 2011 in connection with the search for his successor as President and Chief Executive Officer, see “Employment Agreements” starting on page 35 and “2011 Potential Payments Upon Termination or Change in Control” starting on page 40.

The Committee approved the employment agreement with Ms. Ordoñez to secure the services of Ms. Ordoñez in connection with the Company’s 2011 acquisition of Celera. The employment agreement provided for a one-time cash payment to Ms. Ordoñez in consideration of her agreement to waive any amounts that could become due and payable to her under the terms of the Celera Corporation Executive Change in Control Plan in connection with the Company’s acquisition of Celera. The Committee believed that the base salary, annual incentive compensation and long-term compensation provided under the employment agreement with Ms. Ordoñez were in the aggregate consistent with the compensation packages provided to executives with comparable positions in the Company’s peer group. The Committee also believed that the sign-on equity awards and cash payment were appropriate in recognition of, among other things, the compensation from her former employer being forgone by Ms. Ordonez as a result of entering into the employment agreement.

Termination and Change in Control Arrangements

The Company’s Executive Officer Severance Plan covers all named executive officers other than the Chief Executive Officer, whose severance provisions are established in his employment agreement. Ms. Ordoñez’s employment agreement also contains severance provisions; the agreement provides that payments or benefits made pursuant to its severance provisions shall not operate to duplicate any other payments or benefits to be made to Ms. Ordoñez pursuant the Executive Officer Severance Plan. No named executive officer will receive any severance benefits solely as a result of a change of control.

For additional information, see “2011 Potential Payments upon Termination or Change in Control” on page 40.

We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Executive Share Retention Guidelines and Hedging Policy

In order to promote equity ownership and further align the interests of management with those of our shareholders, we adopted senior management share retention and ownership guidelines in 2005. Under these guidelines, each officer’s ability to sell shares associated with equity awards is limited until the officer satisfies a minimum ownership position. The minimum share ownership threshold for each named executive officer is as follows:

Named Executive Officer	Number of Shares
Dr. Surya N. Mohapatra	100,000
Robert A. Hagemann	40,000
Kathy Ordoñez	40,000
Dr. Jon Cohen	40,000
Dr. Joan Miller	12,000

As of December 31, 2011, each named executive officer holds stock in excess of his or her stock ownership guideline, except for Ms. Ordoñez and Dr. Cohen, who only joined the Company in May 2011 and March 2009, respectively. The Committee periodically reviews these guidelines and may adjust them.

All employees and directors are also prohibited from entering into transactions that result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives (such as puts and calls), short sales or any similar transactions. In addition, our directors and executive officers, as well as certain other employees, may purchase or sell Company securities only during window periods of 30 calendar days that begin on the second business day following the issuance of our quarterly earnings releases.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2011.

COMPENSATION COMMITTEE

William F. Buehler, Chairman
Jenne K. Britell, Ph.D.
Gary M. Pfeiffer
Timothy M. Ring
Daniel C. Stanzione, Ph.D.
John B. Ziegler

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Risk Assessment

Management has reviewed the Company’s significant compensation programs to identify any programs that it believes create, individually or in combination, risks that are reasonably likely to have a material adverse effect on the Company. In assessing the risk of plans that apply to our executive officers, we considered the risk guidelines suggested by the Center on Executive Compensation. In assessing the risk of our other significant compensation programs, we considered the plan designs, plan operation, plan controls, management oversight and review and competitive norms. We concluded that the programs do not encourage imprudent risk taking and that the risks arising from them are not reasonably likely to have a material adverse effect on the Company.

2011 Summary Compensation Table

The following table summarizes the compensation for 2011 for each named executive officer.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Surya N. Mohapatra	2011	1,231,122	5,192,553	2,573,074	1,614,001	2,051,740	118,231	12,780,721
Chairman, President and	2010	1,231,120	5,325,706	2,635,510	1,204,959	1,838,020	106,529	12,341,844
Chief Executive Officer	2009	1,201,095	4,899,840	2,347,208	2,349,341	1,567,670	109,630	12,474,784
Robert A. Hagemann	2011	557,230	2,147,569	1,063,346	438,317	—	66,818	4,273,280
Senior Vice President	2010	557,230	2,214,090	1,095,662	327,233	—	85,280	4,279,495
and Chief Financial Officer	2009	541,009	2,037,044	975,806	634,928	—	65,122	4,253,909
Kathy Ordoñez	2011	314,615	1,603,318	—	238,192	—	2,310,857	4,466,982
Senior Vice President, Discovery and Development
Jon R. Cohen	2011	563,750	1,393,113	689,730	407,001	—	39,483	3,093,077
Senior Vice President, Hospital	2010	563,750	1,436,216	710,696	239,100	—	25,002	2,974,764
and Chief Medical Officer	2009	412,500	1,339,436	609,204	349,635	—	—	2,710,775
Joan E. Miller	2011	501,120	1,393,113	689,730	322,782	—	43,937	2,950,682
Senior Vice President	2010	501,119	1,436,216	710,696	231,166	—	50,455	2,929,652
Pathology and Neurology	2009	464,068	1,211,188	580,211	339,802	—	37,998	2,633,267

(1)

Includes amounts deferred by named executive officers into a tax-qualified 401(k) plan, the Supplemental Deferred Compensation Plan (“SDCP”) and the Celera Corporation Non-Qualified Savings and Deferral Plan (“Celera NQSP”)(see “2011 Nonqualified Deferred Compensation Table” on page 39).

(2)

Represents the aggregate grant date fair value of the performance share awards and restricted shares (restricted share units in the case of all named executive officers other than Dr. Mohapatra) granted. Restricted shares, restricted share units and performance shares reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. Performance share awards are valued at target. If the performance share awards were valued at maximum, the amounts shown in the column would be:

Executive Officer	2009 ($)	2010 ($)	2011 ($)
Surya N. Mohapatra	7,349,760	7,988,559	7,788,830
Robert A. Hagemann	3,055,566	3,321,135	3,221,353
Kathy Ordoñez	N/A	N/A	2,756,618
Jon R. Cohen	2,009,154	2,154,324	2,089,669
Joan E. Miller	1,816,782	2,154,324	2,089,669

(3)

Represents the aggregate grant date fair values of the awards. The assumptions made when calculating the amounts in this column are found in footnote 14 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC on Form 10-K for 2011.

(4)

Represents payments under the Senior Management Incentive Plan (“SMIP”) (or, in the case of Dr. Cohen for 2009 and Ms. Ordoñez for 2011, payments under the incentive compensation plan in which he or she participated) in respect of the year earned and include amounts deferred under the SDCP. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 19 for further information regarding the performance measures.

(5)	Represents the increase in actuarial value of Dr. Mohapatra’s accumulated benefit under the Supplemental Executive Retirement Plan (SERP).

(6)	All other compensation for 2011 consists of the following:

	Dr. Mohapatra ($)		Mr. Hagemann ($)	Ms. Ordoñez ($)		Dr. Cohen ($)	Dr. Miller ($)
Matching contributions under Profit Sharing 401(k) Plan or Celera 401(k) Plan	14,205		14,700	1,000		12,163	14,700
Matching credits under SDCP or Celera NQSP	N/A		38,368	—		27,320	29,237
Tax and financial planning	—		13,750	—		—	—
Personal ground transportation	37,250	(a)	—	—		—	—
Security costs	31,712	(b)	—	—		—	—
Use of company aircraft	35,064	(c)	—	—		—	—
One-time cash payment	—		—	2,286,375	(d)	—	—
PTO cancellation payment	—		—	22,115	(e)	—	—
Other	—		—	1,367	(f)	—	—

Totals	118,231		66,818	2,310,857		39,483	43,937

(a)

Includes the following expenses attributable to Dr. Mohapatra’s personal use of a company vehicle: (i) the portion of the vehicle lease cost (determined as a percentage of the total use of the vehicle); (ii) the invoiced expenses of the vehicle’s driver; and (iii) invoiced vehicle repair and maintenance costs.

(b)	Represents security costs for Dr. Mohapatra’s personal residence.

(c)

The value of the use of the Company aircraft is based on the variable costs that the Company incurred in connection with flight activity, and does not include the fixed costs of owning and operating the Company aircraft. The value was calculated based on the aggregate incremental cost to the Company of personal travel, including: landing, parking, and flight planning expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and labor per hour of flight; customs, foreign permits and similar fees; passenger ground transportation; and aircraft repositioning costs.

(d)

Represents a one-time cash payment to Ms. Ordoñez, pursuant to her employment agreement, in consideration of her agreement to waive any amounts that could become due and payable to her under the terms of the Celera Corporation Executive Change in Control Plan in connection with the Company’s acquisition of Celera. Ms. Ordoñez’s employment agreement is discussed under the heading “Employment Agreements,” beginning on page 35.

(e)	One-time payment in lieu of Paid Time Off accrued at Celera Corporation prior to Ms. Ordoñez transitioning to the Company’s Paid Time Off plan.

(f)	Includes tax gross up of $113.

2011 Grants of Plan-Based Awards Table

The following table provides information about plan-based awards granted to each named executive officer in 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Surya N. Mohapatra	2/16/2011	—	1,846,683	3,693,366	—	45,457	90,914					2,596,277
	2/16/2011								140,917	57.12	57.25	2,573,074
	2/16/2011							45,457				2,596,277
Robert A. Hagemann	2/15/2011	—	501,507	1,003,014	—	18,898	37,796					1,073,784
	2/15/2011								58,584	56.82	56.74	1,063,346
	2/15/2011							18,898				1,073,784
Kathy Ordoñez	5/17/2011	—	369,863	739,726				7,804				450,018
	8/11/2011				—	20,000	40,000					1,153,300
Jon R. Cohen	2/15/2011	—	366,437	732,874	—	12,259	24,518					696,556
	2/15/2011								38,000	56.82	56.74	689,730
	2/15/2011							12,259				696,556
Joan E. Miller	2/15/2011	—	350,784	701,568	—	12,259	24,518					696,556
	2/15/2011								38,000	56.82	56.74	689,730
	2/15/2011							12,259				696,556

(1)

Represents the threshold, target, and maximum awards set for the 2011 SMIP (except for Ms. Ordoñez, whose threshold, target and maximum awards were established under the incentive compensation plan in which she participated). The actual amount of award paid is included in the “2011 Summary Compensation Table” on page 32 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)

Represents threshold, target, and maximum awards for performance shares granted in 2011. The performance period for the performance shares granted during 2011 ends December 31, 2013. No dividends are payable on performance shares until the shares are earned and vested following the end of the performance period. For further discussion of the performance metrics see “Compensation Discussion and Analysis” beginning on page 19.

(3)

Represents the number of restricted share units (restricted shares in the case of Dr. Mohapatra) granted in 2011. Except for the award to Ms. Ordoñez, the restricted share units vest 25% on February 15, 2012, 25% on February 15, 2013 and 50% on February 15, 2014, and the restricted shares vest on February 16 in each such year. Pursuant to the terms of her employment agreement, the restricted share units awarded to Ms. Ordoñez vest ratably over the 12 quarters commencing on the last day of the first quarter following the grant date.

(4)	Represents the number of stock options granted in 2011. The terms of Dr. Mohapatra’s options are also subject to his employment agreement, as described on page 35.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Represents the grant date fair market value of each award as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

Narrative Disclosure to 2011 Summary Compensation Table and 2011 Grants of Plan-Based Awards Table

Please see “Compensation Discussion and Analysis,” beginning on page 19, for additional information regarding the material terms of targets noted in the 2011 Summary Compensation Table, and regarding the amount of salary and bonus in proportion to total compensation.

Key Terms of Equity Awards Granted in 2011. Each option generally has a term of ten years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest on January 31 of the year following the end of the three-year performance period and, except for restricted share units awarded to Ms. Ordoñez, restricted share units and restricted shares generally vest 25%, 25% and 50% on the first, second and third anniversary, respectively, of the grant date. Options, performance shares, restricted share units and restricted shares provide for monthly vesting prorated on termination of employment, except termination for cause. Dividend equivalents and dividends, respectively, are payable on the restricted share units and restricted shares in the same amounts, if any, as are paid on the Company’s outstanding shares of common stock.

The consequences of a termination of employment under Dr. Mohapatra’s equity awards and, to the extent that they differ from the terms of awards held by other employees, under Ms. Ordoñez’s awards, are discussed below in the section entitled “2011 Potential Payments Upon Termination or Change in Control.” For all other employees, including our named executive officers other than Dr. Mohapatra and Ms. Ordoñez, upon a termination of employment prior to the conclusion of the vesting period that would entitle an employee to severance benefits, the employee would immediately vest in any outstanding options, performance shares and restricted share units that would have otherwise vested if the employee had remained employed for an additional twelve months. (Performance shares that vest in connection with termination of employment remain subject to the earn-out requirements based on Company performance during the performance period ending December 31, 2013.) The options, performance shares and restricted share units vest immediately under certain conditions such as a “change in control” or termination of employment by reason of death or disability. A “change in control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors;” or

(iii)

the Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan of partial or complete liquidation of the Company.

Employment Agreements.

Dr. Mohapatra has had an employment agreement with the Company since 2003. As amended in 2008, the Employment Agreement provides for:

•

An annual base salary of no less than $1,023,000. The Board of Directors or the Compensation Committee will review the base salary annually and adjust it to reflect (among other factors) increases generally granted to other senior executives of the Company and Dr. Mohapatra’s performance.

•

An annual target cash bonus not less than 150% of base salary. The cash bonus is determined in accordance with the SMIP and its financial performance targets. The Board of Directors or the Compensation Committee will review the target bonus as a percentage of base salary annually for potential increase.

•

The participation by Dr. Mohapatra in all employee and welfare plans offered by the Company to its senior executive officers on a basis that is no less favorable than that made available to other senior executive officers.

•	Perquisites at least as favorable as those provided to other senior executive officers of the Company.

•	Vesting in outstanding equity awards and payment of certain severance benefits as described in “2011 Potential Payments Upon Termination or Change in Control” beginning on page 40.

•	The establishment of the SERP, the terms of which are described in “2011 Pension Benefits Table” beginning on page 38.

•

Covenants not to compete or solicit customers or employees for one year following termination for any reason, or for 18 months if Dr. Mohapatra is receiving severance following a notice of non-renewal of the term of the Employment Agreement ending on December 31, 2012.

On October 21, 2011, the Company and Dr. Mohapatra entered into an agreement in connection with the search for Dr. Mohapatra’s successor as President and Chief Executive Officer (the “Transition Agreement”). Under the Transition Agreement, Dr. Mohapatra agreed to continue to serve as President and Chief Executive Officer until the earlier of the date his successor is appointed or April 30, 2012. In order to ensure an orderly transition, for any period after Dr. Mohapatra’s successor is appointed through April 30, 2012, Dr. Mohapatra agreed to continue his employment with the Company as Executive Chairman.

The Transition Agreement provides for Dr. Mohapatra’s compensation, benefits and entitlements to remain the same as they were in effect immediately prior to October 21, 2011, and, regardless of the date of his termination of employment, his 2011 annual incentive award would be paid based on actual performance and, other than described under the heading “2011 Potential Payments Upon Termination or Change in Control” beginning on page 40, no annual or long-term incentive awards or award opportunities will be established for or granted to Dr. Mohapatra in or with respect to 2012.

Ms. Ordoñez entered into an employment agreement with the Company in connection with the closing of the Company’s acquisition of Celera Corporation in 2011. Ms. Ordoñez’s employment agreement provides for:

•	A three-year employment term that began on the closing of the Company’s acquisition of Celera.

•	An annual base salary of no less than $500,000. Ms. Ordoñez’s base salary was prorated for 2011 because she commenced employment with the Company in May 2011.

•	A target annual cash bonus opportunity of 60% of base salary. The cash bonus is determined in accordance with the incentive plan in which she participates and its financial performance targets.

•

A one-time cash payment of $2,286,375 in consideration of Ms. Ordoñez’s waiver of any amounts that could have become payable to her under the terms of the Celera Corporation Executive Change in Control Plan.

•	A one-time restricted stock award having a value of $450,000, vesting quarterly in equal installments over a three-year period.

•

A grant for 2011 of 20,000 performance shares subject to vesting in full after three years and to the achievement of performance metrics relating to the effective integration and growth of the business for which she is responsible.

•

The participation by Ms. Ordoñez in all employee health and welfare plans offered by the Company to its senior executive officers on a basis that is no less favorable than that made available to other senior executive officers.

•	Vesting in outstanding equity awards and payment of certain severance benefits as described in “2011 Potential Payments Upon Termination or Change in Control” beginning on page 40.

Please see the discussion under the heading “2011 Potential Payments Upon Termination or Change in Control” beginning on page 40 for additional information regarding payments due to Dr. Mohapatra and/or Ms. Ordoñez upon a termination of employment.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information regarding stock option and unvested stock awards held by each named executive officer at December 31, 2011.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Surya N. Mohapatra	2/19/2004	340,000		40.43	2/19/2014
	2/22/2005	41,112		48.74	2/22/2012
	2/15/2006	275,000		52.24	2/15/2013
	2/12/2007	280,000		52.25	2/12/2014
	2/14/2007	3,334		52.57	2/14/2014
	3/4/2008	173,334		47.49	3/4/2015
	2/11/2009	98,889	49,445	51.20	2/11/2019	79,910	4,639,575
	2/10/2010	49,444	98,890	55.65	2/10/2020	35,888	2,083,657	47,850	(3)	2,778,171
	2/16/2011		140,917	57.12	2/16/2021	45,457	2,639,233	45,457	(4)	2,639,233
Robert A. Hagemann	2/19/2004	140,000		40.43	2/19/2014
	2/15/2006	113,334		52.24	2/15/2013
	2/12/2007	113,334		52.25	2/12/2014
	3/4/2008	86,667		47.49	3/4/2015
	2/11/2009	41,111	20,556	51.20	2/11/2019	33,222	1,928,869
	2/10/2010	20,555	41,112	55.65	2/10/2020	14,920	866,255	19,893	(3)	1,154,988
	2/15/2011		58,584	56.82	2/15/2021	18,898	1,097,218	18,898	(4)	1,097,218
Kathy Ordoñez	5/17/2011					6,504	377,622
	8/11/2011							20,000	(4)	1,161,200
Jon R. Cohen	5/13/2009	26,666	13,334	51.90	5/13/2019	21,550	1,251,193
	2/10/2010	13,333	26,667	55.65	2/10/2020	9,678	561,905	12,904	(3)	749,206
	2/15/2011		38,000	56.82	2/15/2021	12,259	711,758	12,259	(4)	711,758
Joan E. Miller	2/15/2006	14,075		52.24	2/15/2013
	2/12/2007	36,667		52.25	2/12/2014
	8/16/2007	20,000		53.19	8/16/2014
	2/11/2009	24,444	12,223	51.20	2/11/2019	19,753	1,146,859
	2/10/2010	13,333	26,667	55.65	2/10/2020	9,678	561,905	12,904	(3)	749,206
	2/15/2011		38,000	56.82	2/15/2021	12,259	711,758	12,259	(4)	711,758

(1)

Each option generally vests in three equal installments on the first three anniversaries of the grant date, subject to earlier expiration following termination of employment. For employees other than Dr. Mohapatra, option awards vest immediately under certain conditions such as a change of control or termination of employment by reason of death or disability. Dr. Mohapatra’s options are subject to the terms described beginning on page 35.

(2)

Represents restricted shares (restricted share units in the case of all named executive officers other than Dr. Mohapatra) awarded in 2011, 2010 and 2009. Except for the restricted share units awarded to Ms. Ordonez, the awards generally vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Pursuant to the terms of her employment agreement, the restricted share units awarded to Ms. Ordonez in 2011 vest ratably over 12 quarters commencing on the last day of the first calendar quarter following the grant date. For employees other than Dr. Mohapatra, restricted share unit awards vest immediately under certain conditions such as a change in control or termination of employment by reason of death or disability. Dr. Mohapatra’s restricted shares are subject to the terms described beginning on page 35. For grant date February 11, 2009, also includes, for all named executive officers other than Ms. Ordoñez, performance shares awarded in 2009 and earned based on the performance period that began January 1, 2009 and ended on December 31, 2011. The number of shares issuable pursuant to the awards was determined in February 2012 and was subject to service based vesting through January 31, 2012 (May 13, 2012 in the case of Dr. Cohen). The performance shares earned by each named executive officer, other than Ms. Ordoñez, were as follows: Dr. Mohapatra—55,985 shares; Mr. Hagemann—23,275 shares; Dr. Cohen—15,098 shares; and Dr. Miller—13,839 shares. Ms. Ordoñez joined the Company in May 2011 and did not receive a performance share award for the 2009-2011 performance period.

(3)

Represents target performance shares awarded in 2010. The performance period began on January 1, 2010 and ends on December 31, 2012. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

(4)

Represents target performance shares awarded in 2011. The performance period began on January 1, 2011 and ends on December 31, 2013. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” beginning on page 19.

(5)	Represents fair market value of shares using the closing price on December 30, 2011 of $58.06.

2011 Option Exercises and Stock Vested Table

The following table provides information regarding exercises of stock options by each named executive officer who exercised options during 2011, including the number of shares of common stock acquired upon exercise and the aggregate amount realized by each named executive officer on such exercise. The table also provides information regarding restricted shares that vested during 2011, restricted share units that vested and were paid during 2011 and performance share awards that were earned based on the performance period ending on December 31, 2010 and were determined and paid during 2011, including the number of shares awarded and the value realized by each named executive officer as of December 31, 2010.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Surya N. Mohapatra	407,554	6,647,708	47,850	(1)	2,720,751	(1)
			67,469	(2)	3,641,302	(2)

			115,319	(3)	6,362,053	(3)
Robert A. Hagemann	182,287	2,782,424	19,893	(1)	1,131,116	(1)
			28,050	(2)	1,513,859	(2)

			47,943	(3)	2,644,975	(3)
Kathy Ordoñez			1,300	(1)	70,369	(1)
Jon R. Cohen			6,452	(1)	370,603	(1)
Joan E. Miller	107,592	958,040	12,097	(1)	687,948	(1)
			16,678	(2)	900,112	(2)

			28,775	(3)	1,588,060	(3)

(1)	Restricted shares that vested during 2011 and restricted share units that vested and were paid during 2011.

(2)	Performance share awards that were earned based on the performance period ending on December 31, 2010 and were determined and paid during 2011.

(3)	Total of (1) and (2).

2011 Pension Benefits Table

The executive officers do not participate in a Company-sponsored tax-qualified defined benefit plan. Dr. Mohapatra is the only executive officer covered by a Company-sponsored nonqualified defined benefit plan.

On December 14, 2004, pursuant to the Company’s employment agreement with Dr. Mohapatra, the Board adopted a Supplemental Executive Retirement Plan (the “SERP”) covering Dr. Mohapatra. Under the SERP, as most recently amended in 2008, Dr. Mohapatra will be entitled to an annual retirement benefit equal to (1) 1.5% (or 2.2% for Years of Credited Service after July 31, 2006) times (2) the average of his final average compensation (base salary plus regular annual bonus) for the highest three complete consecutive calendar years in the last five complete calendar years prior to the date of his termination times (3) his Years of Credited Service. Under the SERP, “Years of Credited Service” is equal to 1.13 times the number of completed calendar months of employment with the Company, whether or not consecutive, divided by 12.

Unless Dr. Mohapatra elects otherwise in compliance with Section 409A of the Internal Revenue Code, his benefit will be payable in a lump sum. The benefits received by Dr. Mohapatra under the SERP are not subject to reduction for Social Security or to any other offset. In addition, with the adoption of the SERP,

Dr. Mohapatra waived receipt of future Company matching credits under the Supplemental Deferred Compensation Plan (“SDCP”) for 2005 and thereafter.

The following table shows the present value of the accumulated benefit at December 31, 2011 for Dr. Mohapatra under the SERP. Because Dr. Mohapatra remained in service until age 62, there will be no actuarial reduction in his benefit upon his termination of employment.

Name	Plan Name	Years of Credited Service		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Surya N. Mohapatra	SERP	14.6	(1)	11,114,650	—

(1)

Under the SERP, Dr. Mohapatra has 12 years and 11 months of service as of December 31, 2011. Pursuant to the terms of the SERP, the Years of Credited Service is 1.13 times his actual years of service (in each case prorated on a monthly basis). Approximately $1,278,680 of the present value of accumulated benefit shown in the table is attributable to the enhancement of Dr. Mohapatra’s credited service.

(2)

The present value of accumulated benefit was determined using December 31, 2011 as the measurement date and the following assumptions for financial reporting purposes: (i) discount rate equal to 4.12%; and (ii) 1994 GAR unisex mortality.

2011 Nonqualified Deferred Compensation Table

The following table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP. Under the SDCP, participants may defer up to 50% of their eligible cash compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) plan. In addition, participants may defer up to 95% of their annual incentive compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) plan. The Company provides a 100% matching credit on amounts deferred up to a maximum of 6% of eligible cash compensation, and may, in its discretion, credit additional amounts to a participant’s account; pursuant to the terms of Dr. Mohapatra’s SERP, however, he waived receipt of Company matching credits for 2005 and subsequent years. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on the notional investments available under the plan to which participants allocate their accounts. Participants may change investment elections, selecting from among investment options offered under the SDCP, on any business day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

The following table also provides information regarding participation by Ms. Ordonez in the Celera NQSP. Under the Celera NQSP, Ms. Ordonez is eligible to defer a percentage of her compensation each year on a pre-tax basis and is entitled to a matching credit based on the matching contributions that Celera cannot make to her 401(k) plan account by reason of the Internal Revenue Service limits on compensation eligible for 401(k) plans. Participants are fully vested in their accounts in the Celera NQSP except with regard to the employer matching credits, which vest 25% per year for the first four years of employment. The Celera NQSP permits participants to direct the investment of their accounts among various measurement funds. The Celera NQSP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. Distributions are made upon the earlier of a termination of a participant’s employment and a pre-retirement distribution date designated by the participant with respect to the amounts deferred each year; distributions may be made in a lump sum or in installments over a period of up to fifteen years, depending on the participant’s payment election.

Name	Executive Contributions in 2011 ($)(1)	Registrant Contributions in 2011 ($)(2)	Aggregate Earnings in 2011 ($)(3)	Aggregate Balance at 12/31/11 ($)(4)
Surya N. Mohapatra	—	—	(61,123)	3,093,617
Robert A. Hagemann	359,952	38,368	283,766	4,351,528
Kathy Ordoñez	—	—	(71,977)	3,876,940
Jon R. Cohen	27,320	27,320	(1,462)	90,942
Joan E. Miller	280,784	29,237	64,050	1,477,786

(1)

Amounts deferred under the SDCP at the election of the named executive officer. These amounts are included in the “2011 Summary Compensation Table” on page 32 in 2011 salary, 2011 bonus and 2010 non-equity incentive plan compensation (payable in 2011).

(2)

Company matching credits to the SDCP (there were no contributions by the Company to the Celera NQSP after the Company’s acquisition of Celera). These amounts are included in the column “All Other Compensation” in the “2011 Summary Compensation Table” on page 32.

(3)

Earnings (losses) on SDCP or Celera NQSP accounts (in the case of Ms. Ordoñez, reflects aggregate (losses) on the account after the Company’s acquisition of Celera). These earnings (losses) are not required to be reported as compensation in the “2011 Summary Compensation Table.”

(4)

All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2011 Potential Payments Upon Termination or Change in Control

Dr. Mohapatra

Dr. Mohapatra has an employment agreement with the Company. We describe the general terms of Dr. Mohapatra’s Employment Agreement and his Transition Agreement on page 35. Described below are the benefits payable to Dr. Mohapatra on termination of employment pursuant to the Employment Agreement, the Transition Agreement, the SERP and applicable stock option, restricted share and performance share awards.

In the Transition Agreement, the Company and Dr. Mohapatra agreed that when his employment ends, whether on April 30, 2012 or earlier as determined by the Company in its discretion, he will be entitled to the compensation, benefits and entitlements (including equity vesting) provided for in his Employment Agreement, the SERP and his equity award agreements as if the Company had terminated his employment without “cause” as of April 30, 2012, regardless of the actual date of termination. Accordingly, under his Employment Agreement, the SERP and his equity award agreements, as amended by the Transition Agreement, upon termination of his employment by the Company (other than disability), Dr. Mohapatra is entitled to receive:

•	Payment of his base salary and continuation of employee benefits and other entitlements through April 30, 2012 and payment of any earned bonus for 2011 to the extent unpaid;

•

Salary and target bonus payable in equal monthly installments for two years, and a 2012 target annual bonus payment (based upon his 2011 target bonus opportunity) pro-rated and deemed earned through April 30, 2012;

•	Continued coverage for Dr. Mohapatra and his eligible dependents under the employee and welfare plans offered by the Company to its senior executive officers (“Benefit Plans”) through April 30, 2014;

•	Vesting of his equity-based awards as if he remained employed through April 30, 2014, with full term to exercise his vested stock options; and

•	Pension benefits under the SERP as deemed accrued through April 30, 2012 and determined as if Dr. Mohapatra terminated employment on such date.

Under the Transition Agreement, Dr. Mohapatra also agreed to waive any right to claim “good reason” to terminate his employment under the Employment Agreement due to the succession process and compensation arrangements set forth in the Transition Agreement.

If Dr. Mohapatra’s termination is within 90 days prior to or two years following a “change in control,” the benefit coverage period shall be until April 30, 2015, and he will receive three (rather than two) times base salary and target bonus, payable in 24 monthly installments (or, if the termination occurs following a change in control that qualifies as a “change in control event” for purposes of Section 409A of the Internal Revenue Code, payable in a lump sum in lieu of monthly installments). If Dr. Mohapatra becomes entitled to severance for a termination that occurs within 90 days prior to or two years following a “change in control” and the severance is paid in monthly installments, then the Company is required to fund a trust in the amount of the aggregate severance due (including for this purpose any pro-rata target bonus); the trust must be funded no later than the date the first severance payment is due. Dr. Mohapatra also shall be entitled to gross-up payments for excise taxes, if applicable.

Upon a termination by death or “disability,” Dr. Mohapatra (or his estate) would be entitled to the following:

•	A pro rata target bonus for the year of termination payable in a lump sum;

•

Three years of salary and target bonus and any target annual bonus award (including the stock and cash components) earned during employment but unpaid, which amounts are payable in a lump sum in the case of death and in equal monthly installments in the case of “disability” (offset in the case of disability by certain disability benefits, to the extent permitted under Section 409A of the Internal Revenue Code);

•

Continued covered under the Benefit Plans for three years in the case of death and until the earlier of the third anniversary of the date of termination and the date on which Dr. Mohapatra obtains comparable coverage from subsequent employment in the case of “disability”; and

•	Pension benefits under the SERP.

If, before his employment ends in accordance with the Transition Agreement, Dr. Mohapatra voluntarily terminates employment other than for “good reason” (as modified by the waiver of certain “good reason” claims described above), Dr. Mohapatra would not be entitled to any severance benefits. In addition, because Dr. Mohapatra is vested in his SERP, he would retain that benefit notwithstanding his termination.

Dr. Mohapatra is not entitled to any severance benefits solely by virtue of the occurrence of a “change in control.” Severance benefits instead are payable only to the extent that Dr. Mohapatra’s employment is terminated as described above. However, certain “change in control” transactions would constitute “good reason” entitling Dr. Mohapatra to terminate his employment and receive severance benefits.

With respect to Dr. Mohapatra’s equity awards:

•	Upon a “change in control,” all of Dr. Mohapatra’s outstanding equity awards immediately vest;

•	Upon a termination by death, all outstanding stock options, earned shares of incentive stock and other awards granted by the Company to Dr. Mohapatra immediately vest;

•	Upon a termination for disability, all outstanding stock options and restricted shares immediately vest and earned performance shares will be issued;

•

Upon a termination without “cause” by the Company or by Dr. Mohapatra for “good reason,” all outstanding stock options and restricted shares continue to vest until the second anniversary of such termination (or the third anniversary if such termination is within 90 days prior to a “change in control”) and earned performance shares continue to vest until the second anniversary of such termination (or, if the termination occurs within 90 days prior to a “change in control,” all earned performance shares will vest). As modified by the Transition Agreement, upon termination of Dr. Mohapatra’s employment by the Company on or prior to April 30, 2012, such equity awards continue to vest through April 30, 2014, regardless of the date of termination of employment. As noted above, under the Transition Agreement, Dr. Mohapatra agreed to waive any right to terminate his employment for “good reason” due to the succession process and the compensation arrangements set forth in the Transition Agreement; and

•

Upon resignation by Dr. Mohapatra other than for “good reason” (as modified by the waiver of certain “good reason” claims described above), he would vest in a pro rata portion of outstanding stock options and restricted shares based on the number of whole months elapsed from the grant date until his termination date.

In all such cases, vested stock options remain exercisable for their original term.

The Employment Agreement defines the following terms as follows:

•	“cause” means (1) conviction of Dr. Mohapatra for a felony or (2) his commission of fraud or theft against, or embezzlement from, the Company.

•	“disability” means the inability of Dr. Mohapatra, due to physical or mental incapacity, to substantially perform his duties for the Company for a period exceeding 120 consecutive days.

•

“good reason” generally includes, without Dr. Mohapatra’s prior written consent (except in the case of a “change in control,” as described below), (1) a material reduction in his position, duties, responsibilities, and status with the Company, (2) his removal from the position of President and Chief Executive Officer or as Chairman of the Board, (3) any change in his title, (4) relocation more than 75 miles commuting distance from Teterboro, New Jersey, Lyndhurst, New Jersey or New York, New York, (5) a reduction in base salary, annual target bonus opportunity or benefits, (6) a “change in control” (whether or not Dr. Mohapatra consents), (7) a material breach by the Company of the Employment Agreement, (8) any adverse change to the SERP or (9) a failure by the Company to secure written assumption of the Employment Agreement by a successor of the Company after a merger, consolidation or transfer of substantially all of its assets. Under the Transition Agreement, Dr. Mohapatra agreed to waive any right to claim “good reason” to terminate his employment under the Employment Agreement due to the succession process and compensation arrangements set forth in the Transition Agreement.

•

“change in control” generally includes (1) completion of a shareholder-approved sale or disposition of all or substantially all of the Company’s assets or business or a plan of partial or complete liquidation, (2) completion of a shareholder-approved merger or consolidation in which (i) Dr. Mohapatra will not be the chief executive officer of the surviving entity (if it is a publicly traded company) or of its publicly traded parent (if any) or (ii) the Company’s shareholders immediately prior to such transaction hold less than 50% of the voting power of the resulting entity (and, in the case of any transaction described in clause (1) or (2), Dr. Mohapatra is not required to be identified in any United States securities law filing solely as a result of being a person or member of a “group” that is effecting the transaction), (3) the acquisition by any third party of at least 40% of the voting power of the outstanding shares of capital of the Company in a transaction not covered by clause (2) following which the Company ceases to be an independent public company or there is material diminution of Dr. Mohapatra’s position, duties or responsibilities, a breach of the Employment Agreement or an event giving rise to a “good reason” for termination by Dr. Mohapatra, or (4) during any period of not more than two consecutive years, individuals who at the beginning of such period were the Board of Directors and new directors (other than new directors designated by a party who has entered into an agreement with the Company to effect a transaction described in (1), (2) or (3) above) whose election was approved in a Board resolution by Dr. Mohapatra or whose election by the Board or nomination for election by the shareholders was approved by at least a majority of the directors still in office who either were directors at the beginning of the period or whose election or nomination was previously approved as described above, cease for any reason to constitute at least a majority of the Board. As noted above, for an involuntary termination of Dr. Mohapatra’s employment by the Company, Dr. Mohapatra is treated as if he continued to be employed through April 30, 2012 and was then terminated without Cause on such date.

In addition to the benefits described above, on any termination Dr. Mohapatra is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan and SDCP. For Dr. Mohapatra’s account balances under the SDCP, see “2011 Nonqualified Deferred Compensation Table” beginning on page 39.

The following table provides information concerning the potential payments to Dr. Mohapatra under his Employment Agreement, the Transition Agreement, the SERP and applicable stock option, restricted share and performance share awards for the circumstances listed in the table assuming a December 31, 2011 termination date and using the closing price of the Company’s common stock as of December 30, 2011, which was $58.06.

Executive Benefits and Payments Upon Termination	Death ($)		Disability ($)		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— No change in control ($)		Involuntary Termination Without Cause by the Company or by the Executive for Good Reason— Change in control ($)
Compensation:
Cash Compensation	9,233,415	(1)	9,233,415	(1)	7,181,545	(2)	10,259,350	(2)
Long Term Incentives
Accelerated Vesting of Stock Options (3)	291,733		291,733		291,733		291,733
Accelerated Vesting of Performance Shares (4)	3,076,948		3,076,948		3,076,948		3,076,948
Accelerated Vesting of Restricted Shares (5)	3,941,522		3,941,522		3,941,522		3,941,522
Benefits:
SERP (6)	—	(7)	—		1,315,630		1,315,630
Benefits (includes medical, life, disability, and 401(k) match) (8)	210,000		210,000		160,000		230,000
280G Tax Gross-up	—		—		—		—

Total	16,753,618		16,753,618		15,967,378		19,115,183

(1)

Represents three times base salary and target annual incentive per the terms of the Employment Agreement. Excludes annual incentive compensation under the SMIP payable in respect of 2011 but unpaid as of December 31, 2011 (the amount of the annual incentive compensation under the SMIP for 2011 is set forth in the “2011 Summary Compensation Table” beginning on page 32). The cash severance is paid in a lump sum within 30 days following the date of termination, except in the case of disability, in which case it is paid in monthly installments. Any cash payments made to Dr. Mohapatra upon termination due to disability shall be reduced by the cash payments received by Dr. Mohapatra from the Company’s disability benefit plans or under the Social Security disability insurance program to the extent permitted under Section 409A.

(2)

Represents (i) two times (three times if in connection with a change in control) base salary and target annual incentive per the terms of the Employment Agreement, plus (ii) base salary through April 30, 2012 and an annual bonus award for 2012 based on Dr. Mohapatra’s 2011 target bonus opportunity and prorated through April 30, 2012 per the terms of the Transition Agreement. Excludes annual incentive compensation under the SMIP payable in respect of 2011 but unpaid as of December 31, 2011 (the amount of the annual incentive compensation under the SMIP for 2011 is set forth in the “2011 Summary Compensation Table” beginning on page 32). The cash severance is paid in monthly installments unless the termination is on or within two years following a change in control that qualifies as a “change in control” event under Section 409A of the Internal Revenue Code in which case it is paid in a lump sum.

(3)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $58.06, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(4)

Represents the value of accelerated performance shares using the year end closing share price of $58.06, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Performance shares for the performance period ended December 31, 2011 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2011 are based on target, except that, for termination without Cause or for Good Reason following a Change in Control, the amount shown represents the greater of (i) the number of performance shares that would be earned based on Company performance through December 31, 2011 and (ii) the target number of performance shares.

(5)

Represents the value of accelerated restricted shares using the year end closing price of $58.06, excluding restricted shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits.

(6)

Represents the present value of benefits payable under the SERP assuming that Dr. Mohapatra’s employment terminated on December 31, 2011, excluding benefits payable upon a voluntary termination that does not trigger payment of severance benefits. For an involuntary termination by the Company, pursuant to the Transition Agreement, the calculation assumes that the SERP benefit accrued through April 30, 2012 and that April 30, 2012 was Dr. Mohapatra’s termination date. The assumptions used for calculating benefits payable under the SERP are: 1994 GAR unisex mortality; and lump sum rate equal to 4.12%.

(7)

In accordance with the terms of the SERP describing death in active service, the benefit payable to Dr. Mohapatra’s surviving spouse is calculated as 50% of the amount that Dr. Mohapatra would have received had he retired on the date of death with no reduction for early retirement, selected the 50% Joint and Survivor Annuity option, and then died. Because the amount payable to Dr. Mohapatra’s surviving spouse is less than the benefit payable upon a voluntary termination without any right to severance benefits, the amount shown is zero.

(8)

Represents the estimated cost of continuation of Benefit Plans as described in the Employment Agreement for three years (two years in the case of involuntary termination with no change in control), provided that pursuant to the Transition Agreement, for an involuntary termination the benefit continuation would end on April 30, 2014 if there is no change in control and April 30, 2015 if there is a change in control.

Ms. Ordoñez

Under Ms. Ordoñez’s employment agreement, upon the termination of her employment by death or permanent disability, Ms. Ordoñez is entitled to receive a payment equal to her earned but unpaid base salary as of the termination date, plus an additional one month’s base salary. If Ms. Ordoñez’s employment is terminated by the Company without Cause or by Ms. Ordoñez for Good Reason prior to the third anniversary of her start date, then Ms. Ordoñez shall receive a severance payment equal to the sum of (i) her earned but unpaid base salary through the date her employment terminates and (ii) the greater of (A) a lump sum payment equal to her base salary through the third anniversary of her start date and 18 months’ of her COBRA premiums and (B) the amount to which she would otherwise be entitled under the Company’s Executive Officer Severance Plan (the “Severance Plan”), as described below. If Ms. Ordoñez’s employment terminates on or after the third anniversary of her start date, her termination will be treated in accordance with the terms of the Severance Plan.

If, at any time, Ms. Ordoñez resigns from her employment with the Company for other than Good Reason, she is entitled to only her earned but unpaid base salary up to the date of termination.

If the severance benefits payable to Ms. Ordoñez under her employment agreement cause Ms. Ordoñez to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Ms. Ordoñez shall be entitled to the greater of the full after-tax amount of such severance benefits and the amount that would cause the severance benefits to not be subject to the excise tax. She is not entitled to a tax gross-up.

The awards of restricted share units and performance shares that were granted to Ms. Ordoñez upon her joining the Company have the following terms that differ from the terms of annual equity awards granted in 2011 to other executive officers (other than Dr. Mohapatra):

•	Ms. Ordoñez’s restricted share units vest in twelve quarterly installments;

•	Ms. Ordoñez’s restricted share units do not include a general provision for pro-rata vesting upon any termination of employment (other than termination for cause);

•	If Ms. Ordoñez’s employment terminates under circumstances that would entitle her to severance benefits under one of the Company’s severance plans or her employment agreement or as a result of a divestiture where she continues to be employed by the divested or purchasing entity, she will vest in the restricted shares units that were scheduled to vest on the next quarterly vesting date;

•

If Ms. Ordoñez’s employment terminates as a result of an involuntary termination by the Company without Cause or if she resigns for Good Reason, or if her employment terminates as a result of a divestiture where she continues to be employed by the divested or purchasing entity, she will be entitled to receive 100% of the earned performance shares at the end of the three-year performance period, and the earned performance shares shall not be subject to a service-based vesting requirement.

The terms of the equity awards that Ms. Ordoñez received in February 2012 have the same terms as awards to our other executive officers.

Ms. Ordoñez’s employment agreement defines the following terms as follows:

•

“Cause” generally means: (i) Ms. Ordoñez’s willful and continued failure to perform her duties or her bad faith in connection with the performance of her duties; (ii) Ms. Ordoñez’s engaging in any gross misconduct, gross negligence, violence or threat of violence that is materially injurious to the Company or any of its affiliates; (iii) Ms. Ordoñez’s material breach of a policy of the Company or any of its affiliates; (iv) any breach by Ms. Ordoñez of her employment agreement; or (v) Ms. Ordoñez’s commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude involving the Company or any of its affiliates, or the engaging by Ms. Ordoñez in conduct or misconduct that materially harms the reputation or financial position of the Company. Ms. Ordoñez generally would have 30 days after notice of the event or circumstance constituting “Cause” within clauses (i), (iii) or (iv) to remedy the event or circumstance.

•

“Good Reason” generally means the occurrence of any of the following without Ms. Ordoñez’s prior written consent: (i) a material diminution of Ms. Ordoñez’s authority, duties or responsibilities; (ii) a reduction of Ms. Ordoñez’s base salary, target annual bonus opportunity or annualized health care benefits or (iii) a relocation of Ms. Ordoñez’s principal place of employment by more than 50 miles. Ms. Ordoñez must provide notice to the Company of the existence of one or more of these conditions within 90 days of the initial existence of the condition, and the Company has 30 days to remedy the condition. If the Company is unable to remedy the condition within the 30-day cure period, Ms. Ordoñez may terminate employment for Good Reason no later than 180 days following the initial existence of the applicable Good Reason condition.

Other Named Executive Officers

Except for the benefits described above for Dr. Mohapatra and Ms. Ordoñez, the named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees, including vesting in stock options, restricted shares, restricted share units and earned performance shares, life insurance benefits and benefits under the Company’s disability plans and distributions under the 401(k) plan, SDCP and Celera NQSP. For the account balances of each named executive officer under the SDCP or Celera NQSP, see “2011 Nonqualified Deferred Compensation Table” beginning on page 39.

The Severance Plan covers all named executive officers except Dr. Mohapatra, whose severance provisions are established in his Employment Agreement. As discussed above under the heading “2011 Potential Payments Upon Termination or Change in Control—Ms. Ordoñez,” Ms. Ordoñez also has an employment agreement containing severance provisions. The Severance Plan provides the named executive officers, except Dr. Mohapatra (and, to the extent provided in her employment agreement, Ms. Ordoñez), with the following severance benefits in connection with a “qualifying termination.” A “qualifying termination” is defined in the Severance Plan to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit for Schedule A participants in the Severance Plan generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. For Schedule B participants, the severance benefit multiplier is one times, rather than two times, annual base salary plus annual target award of variable compensation. Mr. Hagemann and Dr. Miller are Schedule A participants, and Dr. Cohen and Ms. Ordoñez are Schedule B participants, in the Severance Plan.

The executive officer and eligible dependents would also be entitled to coverage under the Company’s group medical and life insurance benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months (in the case of Schedule A participants) or up to 12 months (in the case of Schedule B participants) following termination of employment. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination.

Generally, executive officers are not entitled to cash severance benefits on a “change in control” but stock options, restricted share, restricted share unit and performance share grants vest on a change in control (as defined under “Key Terms of Equity Awards Granted in 2011” beginning on page 34), death or disability. However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change in control.”

If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit for Schedule A participants in the Severance Plan will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. For Schedule B participants, the multiplier is two times, rather than three times, the relevant amount. In addition, the executive officer would receive a prorated lump sum payment equal to the target incentive award for the year of termination. The executive officer and eligible dependents would be entitled to coverage under the Company’s group medical and life insurance programs for up to 18 months (Schedule A participants) or up to 12 months (Schedule B participants) following termination of employment. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) plan and the SDCP on behalf of the executive officer during the year preceding termination. Schedule A participants, but not Schedule B participants, are also entitled to receive a tax gross-up payment for any parachute excise tax incurred unless a reduction by not more than 5% of the portion of the payment considered to be parachute payments would result in no excise tax being incurred.

If an executive officer terminates employment with rights to receive severance, other than in the case of a “change in control,” the executive officer would immediately vest in any outstanding options, restricted share, restricted share unit and performance share grants that would have otherwise vested if the executive officer had remained employed for an additional twelve months.

The Severance Plan uses the following defined terms:

•

“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony, or (6) being found liable in any SEC or other civil or criminal securities law action.

•

“Change in control” generally includes the following: (1) the acquisition by a person of 40% or more of the voting stock of the Company, (2) a merger or similar form of corporate transaction unless more than 50% of the total voting power of the resulting corporation is represented by Company voting securities that were outstanding immediately prior to the transaction, (3) a majority of our Board of Directors is replaced with directors who are not approved or recommended by the current board, or (4) the Company’s shareholders approve a complete liquidation or dissolution or the sale of substantially all of the assets of the Company to an unaffiliated entity.

•

“Good reason” includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) relocation more than 50 miles from the executive officer’s original location and which increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2011 termination date and assumes the closing price of the Company’s common stock as of December 30, 2011, which was $58.06.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Benefits ($)(5)	Total ($)
Robert A. Hagemann	2,117,474	97,257	788,339	948,047	120,000	4,071,117
Kathy Ordoñez	1,187,671	—	1,006,354	37,797	30,000	2,261,822
Jon R. Cohen	930,188	82,067	512,902	677,449	90,000	2,292,606
Joan E. Miller	1,703,808	61,823	509,418	607,182	120,000	3,002,231

(1)

For Mr. Hagemann, Dr. Cohen and Dr. Miller, represents two times or one times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary plus the target annual incentive, payable at the same time annual incentives are ordinarily paid to similarly situated executives. For Ms. Ordoñez, represents her base salary through the third anniversary of her start date and 18 months of COBRA premiums.

(2)

Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2012 (such date being the first anniversary of the executive’s assumed termination date of December 31, 2011), excluding options that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Options are valued using the year-end closing share price of $58.06.

(3)

Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2012, excluding performance shares that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits, except that for Ms. Ordoñez, represents the value of 100% of the earned performance shares. Performance shares for the performance period ended December 31, 2011 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2011 are based on target. Performance shares are valued using the year-end closing share price of $58.06.

(4)

Represents the value of accelerated restricted share units that would have vested if the executive had remained employed through December 31, 2012 (or, in the case of Ms. Ordoñez, through March 31, 2012), excluding restricted share units that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Restricted share units are valued using the year-end closing share price of $58.06.

(5)

Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions or credits made by the Company on behalf of the participant to the 401(k) plan and the SDCP during the year preceding the date of termination.

The following table provides information regarding the potential payments that would become payable to each named executive officer listed below on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2011 termination date and assumes the closing price of the Company’s common stock as of December 30, 2011, which was $58.06.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Benefits ($)(5)	280G Tax Gross Up ($)	Total ($)
Robert A. Hagemann	3,176,211	133,765	1,279,236	1,638,649	120,000	—	6,347,861
Kathy Ordoñez	1,600,000	—	1,006,354	377,622	40,000	—	3,023,976
Jon R. Cohen	1,860,375	105,747	831,303	1,125,493	90,000	—	4,012,918
Joan E. Miller	2,555,712	85,502	827,819	1,055,211	120,000	—	4,644,244

(1)

Represents three times or two times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary and target annual incentive. Excludes annual incentive compensation payable in respect of 2011 but unpaid as of December 31, 2011 (the amount of the annual incentive compensation for 2011 is set forth in the “2011 Summary Compensation Table” beginning on page 32).

(2)

Represents the value of accelerated “in the money” stock options using the year end closing share price of $58.06, excluding options that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. All outstanding stock options vest upon a “change in control.”

(3)

Represents the value of accelerated performance shares using the year end closing share price of $58.06, excluding performance shares that would have been vested as a result of monthly proration on a voluntary termination without any right to severance benefits. Performance shares for the performance period ended December 31, 2011 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2011 represent the greater of (i) the number of shares that would be earned based on Company performance through December 31, 2011 and (ii) the target number of performance shares. Performance share awards cease to be subject to a service-based vesting requirement upon a “change in control.”

(4)

Represents the value of accelerated restricted share units using the year end closing share price of $58.06, excluding restricted share units that would have vested as a result of monthly proration on a voluntary termination without any right to severance benefits. All outstanding restricted share unit awards vest upon a “change in control.”

(5)

Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions made by the Company on behalf of the participant to the 401(k) plan and the SDCP during the year preceding the date of termination.

If the employment of a named executive officer (other than Dr. Mohapatra, whose benefits are described at page 40) had terminated by reason of death or disability on December 31, 2011, the executive would have been entitled to accelerated vesting of stock options and restricted share units in the same amounts shown in the foregoing table, and would have been entitled to accelerated vesting of performance shares in an amount less than that shown in the table.

The named executive officers are not entitled to any severance benefits under the Severance Plan on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” In the case of any termination (other than for termination for cause), each named executive officer is entitled to exercise vested stock options, to receive vested and earned restricted shares, restricted share units and performance shares, and to immediate vesting of a pro-rata portion (based on the date of the officer’s termination) of the officer’s unvested equity awards. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) plan, SDCP and Celera NQSP. For the account balances of each named executive officer under the SDCP or the Celera NQSP, see “2011 Nonqualified Deferred Compensation Table” beginning on page 39.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed since January 1, 2011 under the SEC’s rules for reporting transactions by executive officers, directors and persons who own more than 10% of our common stock.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders
Employee Long Term Incentive Plan (1)	12,280,099	(5)	$49.64	7,512,632	(6)
Long-term Incentive Plan for Non-Employee Directors (2)	850,001		$47.79	274,287
Employee Stock Purchase Plan	—		N/A	2,529,855	(7)
Equity compensation plans not approved by security holders (3)	—		N/A	—

Total (4)	13,130,100		$49.49	10,316,774

(1)

Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and restricted share units to be settled by the delivery of shares of common stock (or the value thereof). As of December 31, 2011, a maximum of 2,117,690 shares were available under the plan for future awards of performance shares, restricted shares or restricted share units (assuming that performance shares for performance periods ending after December 31, 2011 are earned at maximum rather than the target amount).

(2)	Awards under this plan may consist of stock options or stock awards (which may consist of shares or the right to receive shares, or the value thereof, in the future).

(3)

The table does not include 22,641 shares of common stock that were issued to the trust for the Company’s Supplemental Deferred Compensation Plan (“SDCP”) prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current notional investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under the SDCP.

(4)

Does not include options to purchase an aggregate of 103,361 shares, at a weighted average exercise price of $16.73, granted under a plan assumed in connection with the Company’s acquisition of AmeriPath Group Holdings, Inc. Also does not include options to purchase an aggregate of 2,304 shares, at a weighted average exercise price of $28.18, granted under a plan assumed in connection with the Company’s acquisition of Unilab Corporation. No additional options may be granted under either plan.

(5)

Includes 858,276 restricted shares and restricted share units and 2,037,040 performance shares (assumes that performance shares for the performance period ended December 31, 2011 are based on shares actually earned and that performance shares for periods ending subsequent to December 31, 2011 are earned at the maximum rather than the target amount).

(6)

Assumes that performance shares for the performance period ended December 31, 2011 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2011 are earned at the maximum rather than the target amount.

(7)	After giving effect to shares issued in January 2012 for the December 2011 payroll under the Employee Stock Purchase Plan.

ADDITIONAL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal No. 2—Approval of Amendments to the Employee Plan

Upon the recommendation of its Compensation Committee, our Board of Directors has unanimously approved amendments to the Employee Plan, subject to approval by our shareholders at the annual meeting. The Employee Plan was initially adopted in 1999 and amendments thereto were most recently approved by our shareholders in 2009.

The Employee Plan is intended to benefit our shareholders by providing a means to attract, retain and reward individuals who contribute to the long-term financial success of the Company. Further, the purpose of the Employee Plan is that the recipients of stock-based awards under the Employee Plan identify their success with that of the Company’s shareholders and therefore are encouraged to increase their proprietary interest in the Company. The Employee Plan allows for awards to be provided in the form of stock options, stock appreciation rights (“SARs”) and stock awards (including restricted shares, performance shares and restricted share units).

We are asking our shareholders to approve the following amendments to the Employee Plan:

•

An additional 7,000,000 shares will be available for awards over and above the number of shares that currently remain available under the Employee Plan. For awards granted on or after the date of the 2012 annual meeting, shares subject to stock options and SARs will count against the overall share limit on the basis of one share for every share subject to the award; shares subject to stock awards will count against the overall share limit on the basis of 2.65 shares for every share subject to the award.

•

The number of shares subject to stock options and SARs that may be awarded to any individual during any fiscal year of the Company will be limited to 2,000,000. Previously, the Employee Plan limited the number of options and SARs that could be awarded to any individual over the life of the Employee Plan but did not contain an annual limit.

•

The number of shares subject to stock awards that may be awarded to any individual during any fiscal year of the Company will be limited to 1,000,000. Previously, the Employee Plan limited the number of stock awards that could be awarded to any individual over the life of the Employee Plan but did not contain an annual limit.

•

We strengthened our prohibition on option repricing. Previously the Employee Plan provided that, unless our shareholders approve, the per share exercise price of a stock option or SAR may not be decreased after the grant of the award, and a stock option or SAR may not be surrendered as consideration in exchange for the grant of a new stock option or SAR with a lower per share exercise price or for the grant of a stock award. As amended, the Employee Plan also prohibits exchanges of stock options or SARs for cash.

•	We are extending the period under which we may make awards under the Employee Plan from the date of our 2019 annual meeting of shareholders to the date of our 2022 annual meeting of shareholders.

•

By approving the amendments to the Employee Plan, shareholders also will confirm the performance goals that may be used in connection with awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. We are adding several new categories of performance goal to enhance the ability of our Compensation Committee to design tax deductible performance-based awards tailored to our business goals and objectives at the time awards are made.

If the shareholders fail to approve the foregoing amendments to the Employee Plan, the amendments will not be given effect, and the Employee Plan will continue as in effect prior to amendment.

Increase in Shares Available for the Employee Plan

We are amending the Employee Plan to increase by 7,000,000 the number of shares available for awards under the Employee Plan. Our Board believes that this increase is in the best interests of our shareholders for the following reasons.

•

Equity awards foster an employee ownership culture and motivate employees to create shareholder value. The use of equity as part of our compensation program is critical to the historical and continued success of Quest Diagnostics. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of shareholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance.

•

The terms of our annual equity awards are designed to align with shareholder interests. The Compensation Committee determines the vesting, payment and cancellation provisions of annual equity awards. Our stock options generally vest in one-third increments on each of the first three anniversaries of the grant date; our restricted share units generally vest in 25% increments on each of the first two anniversaries of the grant date, with the remaining 50% vesting after three years; and our performance shares generally vest after three years only to the extent that we have met performance targets over a three-year period. These terms are designed to encourage employees to focus on the long-term success of the Company. Furthermore, our annual awards generally are subject to cancellation for, among other things, engaging in competitive activity, soliciting clients or employees, violating confidentiality obligations to the Company, making any false attestation under our share ownership policy or causing the Company to suffer financial harm or damage to its reputation through dishonesty, violation of law or the Company’s Corporate Compliance Manual or other written policies, or material deviation from the duties a participant owes to the Company.

•

Equity awards are an important recruitment and retention tool. The Company would be at a competitive disadvantage if it could not compensate its employees using equity awards. The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to our long-term performance. Our Board believes that equity awards are useful and sometimes necessary to attract and retain highly talented employees, particularly employees at senior management levels.

The Employee Plan is the only Company plan under which equity-based compensation currently may be awarded to our executives and other employees. The Employee Plan does not contain an “evergreen” or similar provision. Instead, the Employee Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

As of December 31, 2011, the Company had an aggregate of 10,309,000 options outstanding under all plans, with a weighted average price of $49.16 and a weighted average remaining term of 4 years. It also had outstanding at December 31, 2011 an aggregate of 2,917,957 restricted share units and performance share awards (including both vested and unvested deferred awards) to be settled by delivery of shares of common stock (or the value thereof), counting the performance share awards at maximum. Finally, as of December 31, 2011, there were 7,512,632 shares remaining available for future issuance under the Employee Plan, counting the performance share awards at maximum.

Description of the Employee Plan

The following summary describes the principal features of the Employee Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Employee Plan, a copy of which is attached hereto as Appendix A.

Eligibility. Individuals eligible to receive awards under the Employee Plan are employees of the Company and corporations and other entities in which the Company owns at least a 50% equity interest, and employees of corporations and entities in which the Company owns at least a 20% equity interest and whose employees are designated by the Compensation Committee as eligible to receive awards. As of March 1, 2012, approximately 42,000 individuals were eligible.

Shares Underlying Awards. The shares underlying awards granted under the Employee Plan are shares of Quest Diagnostics Incorporated common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 12, 2012 was $58.23.

Stock Available for the Plan. The Employee Plan will permit up to an additional 7,000,000 shares to be delivered pursuant to awards. These 7,000,000 shares will be added to the shares previously authorized by shareholders for the Employee Plan and that remain available for future awards.

For awards granted on or after the date of the 2012 annual meeting, shares subject to stock options and SARs will count against the overall share limit on the basis of one share for every share subject to the award, while shares subject to stock awards (which include restricted shares, performance shares and restricted share units) will count against the overall share limit on the basis of 2.65 shares for every share subject to the award. For example, if we grant an award of 100 restricted share units, we would reduce the number of shares available under the Employee Plan by 265 shares. These principles for counting awards against the limit on shares available under the Employee Plan replace a provision in the Employee Plan that capped at 7,000,000 the number of shares that could be delivered in connection with stock awards over the life of the Employee Plan.

Individual Limits. The Employee Plan has provided that no one individual may receive stock options or SARs covering more than 6,000,000 shares of common stock over the life of the Employee Plan and that no one individual may receive stock awards covering more than 1,200,000 shares over the life of the Employee Plan. The amended Employee Plan provides that the number of shares subject to stock options and SARs that may be awarded to any individual during any fiscal year of the Company will be limited to 2,000,000, and that the number of shares subject to stock awards that may be awarded to any individual during any fiscal year of the Company will be limited to 1,000,000.

Anti-dilution Adjustments. In the event of any change in the common stock by reason of any stock dividend or certain significant corporate transactions affecting the common stock, the number and kind of shares subject to outstanding awards under the Employee Plan, the exercise price of outstanding stock options and SARs, and the share limits referred to above (including the overall number of shares available for future awards) shall be appropriately adjusted to prevent substantial dilution or enlargement of the right of participants in the Employee Plan. The Compensation Committee is responsible for approving any adjustments.

Administration. The Compensation Committee administers the Employee Plan. Among other things, the Compensation Committee determines the recipients of awards, the number of shares covered by awards, and the other terms and conditions of awards, subject to the requirements of the Employee Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee may delegate certain responsibilities and powers to any one or more officers, including executive officers. The Compensation Committee has delegated to the Chief Executive Officer, in consultation with the Vice President of Human Resources, the authority to grant, under limited circumstances, equity awards to employees other than executive officers. In addition, the Compensation Committee delegated limited authority to the Chairman and Chief Executive Officer to award stock options to employees other than executive officers on the same terms and conditions as the stock options most recently approved by the Compensation Committee for annual awards. The Compensation Committee may revoke any such delegation at any time.

Awards. The Employee Plan permits the grant of stock options (incentive and non-qualified), SARs and stock awards. An award may be granted separately or with another award. Awards may also be granted in tandem, so that the exercise or vesting of one award cancels another award held by the same participant.

Stock Options. Stock options may be in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“ISOs”) or stock options which do not qualify as incentive stock options (“nonqualified stock options”). To date, all stock options granted under the Employee Plan have been nonqualified stock options. The Employee Plan provides the following terms and conditions for stock options:

Exercise Price. The exercise price of stock options granted under the Employee Plan cannot be less than the fair market value of a share of the Company’s common stock at the time of grant, except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (a “substitute award”). For this purpose, fair market value means, unless the Compensation Committee determines otherwise, the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Option Period. Each stock option will expire on the applicable date designated by the Compensation Committee but no later than ten years from the date the stock option is granted.

Exercise of Stock Options. The shares covered by a stock option may be purchased by means of a cash payment or such other means as the Compensation Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) shares that the participant already owns, valued using the market price on the date of exercise, (ii) a cashless exercise or a net share settlement procedure or through the withholding of shares subject to the stock option valued using the market price at the time of exercise; or (iii) any combination of the above.

Stock Appreciation Rights (SARs). A SAR is a right to receive a payment in cash, shares of Quest Diagnostics common stock or a combination thereof, equal to the excess of the aggregate market price at the time of exercise of a specified number of shares over the aggregate exercise price of the SAR being exercised. The exercise price of SARs granted under the Employee Plan cannot be less than the fair market value of a share of the common stock at the time of grant, subject to the same exception for substitute awards that applies to stock options. The longest term a SAR may be outstanding is ten years. At the discretion of the Compensation Committee, SARs may be granted separately or in combination with stock options granted under the Employee Plan.

Prohibition on repricing. Except for the anti-dilution adjustments described above, the Company may not lower the exercise price of outstanding stock options or SARs. In addition, a stock option or SAR may not be surrendered as consideration in exchange for cash or the grant of a new stock option or SAR with a lower per share exercise price or for the grant of a stock award.

Stock Awards.

Form of Award. A stock award is a grant of shares or of a right to receive shares (or their cash equivalent or a combination thereof) in the future.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which either may be paid currently or credited to a participant’s account. The Compensation Committee may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date that are subject to vesting based upon continued service have provided for the payment of dividends or dividend equivalents on a current basis without conditions. Awards of performance shares, which vest only if performance targets are satisfied, have not provided for dividends or dividend equivalents to be paid or credited during the relevant performance period.

Performance Goals. The Compensation Committee may subject stock awards to various conditions, e.g., based on achieving certain financial or non-financial performance goals. Starting in respect of 2005, we have granted stock awards that are earned based on the attainment of a performance goal over a multi-year period. To the extent that a grant of shares is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, and therefore to be fully deductible by the Company, the performance measures that may be used by the Compensation Committee under the Plan include operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, return on invested capital, cash flow, customer attrition, productivity, workforce diversity, employee satisfaction, individual executive performance, customer service and quality metrics. For stock awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee may establish performance goals based on other criteria as it deems appropriate.

The Employee Plan allows performance targets to be measured solely on a corporate, subsidiary or business unit basis or on a combination of these bases. Performance targets may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Under the Employee Plan, profits, earnings and revenues used for any performance measurement may exclude: gains or losses on operating asset sales or dispositions, asset write-downs, litigation or claim judgments or settlements, accruals for historic environmental obligations, effect of changes in tax law or the rate on deferred tax assets and liabilities, accruals for reorganization and restructuring programs, uninsured catastrophic property losses, the effect of changes in accounting standards, the cumulative effect of changes in accounting principles and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to shareholders for the applicable year.

Amendments. The Board of Directors may amend the Employee Plan as it deems necessary. However, the approval of the Company’s shareholders is required for any amendment (i) to increase the total number of shares available for awards under the Employee Plan or the other number of share limitations described above (except for the anti-dilution adjustments described above), (ii) to reprice any stock option or SAR of which the exercise price is in excess of the value of the underlying stock, or (iii) to decrease the minimum exercise price at which stock options and SARs may be granted.

Term. The Employee Plan shall terminate on the date of the 2022 annual meeting of shareholders. Previously, the Employee Plan was scheduled to terminate on the date of the 2019 annual meeting of shareholders. No awards may be granted after termination, but termination shall not affect any stock awards, stock options or SARs previously granted.

Plan Benefits. Future grants under the Employee Plan, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee or its delegates and, therefore, are not determinable at this time. In February 2012, the Compensation Committee made grants under the Employee Plan as indicated in the following table. There can be no assurance that these grants are indicative of grants that may be made in the future. In accordance with the Transition Agreement, Dr. Mohapatra did not receive an equity award in February 2012.

Name and Position	Number of Stock Options	Number of Restricted Share Units	Target Number of Performance Shares
Surya N. Mohapatra Chairman, President and Chief Executive Officer	N/A	N/A	N/A
Robert A. Hagemann Senior Vice President and Chief Financial Officer	62,000	10,000	20,000
Kathy Ordoñez Senior Vice President, Discovery and Development	24,000	3,871	7,742
Jon R. Cohen Senior Vice President, Hospital and Chief Medical Officer	41,040	6,620	13,239
Joan E. Miller Senior Vice President, Pathology and Neurology	44,000	7,097	14,194
Executive Group	245,820	39,650	79,299
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	917,715	159,358	315,086

Federal Income Tax Consequences. The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Employee Plan under U.S. federal income tax laws as currently in effect.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. The optionee generally will recognize ordinary income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the aggregate exercise price paid for the shares, and the Company will generally be allowed a deduction for the same amount (subject to Section 162(m) of the Internal Revenue Code discussed below). Upon disposition of the shares received upon exercise of the non-qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. Special rules may apply if an optionee uses previously owned shares to pay the exercise price of a stock option.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. The optionee, however, may be required to recognize a preference item for alternative minimum tax purposes upon exercise of the ISO equal to the fair market value of the shares issued upon exercise over the exercise price. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO, provided that the optionee does not dispose of the shares within two years from the date the ISO was granted and within one year after the shares were acquired by the optionee. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO. If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the ISO, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

Stock Appreciation Rights. The grant of a SAR will not be a taxable event to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of the shares or cash distributed to the participant. A corresponding deduction will be allowable to the Company (subject to Section 162(m)).

Stock Awards. The U.S. federal income tax consequences of stock awards depend on the form of the award.

Restricted Shares. A participant who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at grant or the participant makes an election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. A deduction corresponding to the amount of income recognized generally will be allowable to the Company (subject to Section 162(m)). The participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a participant may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). In addition, the participant will acquire a tax basis in the shares equal to the ordinary income that the participant recognizes at the time of grant. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Performance Shares. Performance shares are earned based upon the attainment of performance goals specified at the time of grant. A participant who receives an award of performance shares will be taxed following the end of the performance period, when the number of shares that have been earned has been determined and the shares are transferred to the participant; the amount of income recognized will equal the then fair market value of the shares that have been earned. The Company will be entitled to a corresponding deduction at that time (subject to Section 162(m)). The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Restricted Share Units. A participant who receives restricted share units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock (or if the restricted share units are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the restricted share units. A corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The participant’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Section 162(m). Section 162(m) of the Internal Revenue Code limits the federal income tax deduction for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Certain features of the Employee Plan are designed to allow the Compensation Committee to make awards made to covered employees that are intended to qualify as “performance-based compensation” under Section 162(m). Notwithstanding the adoption of the Employee Plan and its submission to shareholders, the Company reserves the right to pay its employees, including participants in the Employee Plan, amounts which may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 3—Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2012 and presents this appointment to the shareholders for ratification. If the appointment is not ratified, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit and Finance Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of all proposed services expected to be rendered during the year for audit, audit-related, tax and all other services. The Committee pre-approves the services by category, with specific dollar value limits for each category. During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Committee for approval. The Committee also has delegated to its chair the authority to pre-approve services, subject to certain dollar limitations. Pre-approvals by the Committee chair are communicated to the Committee at its next scheduled meeting.

Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2010 were:

	2011 ($)	2010 ($)
Audit Fees	3,639,542	2,905,708
Audit Related Fees	33,890	45,331
Tax Fees	140,712	92,597
All Other Fees	5,778	4,500

Total Fees	3,819,922	3,048,136

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; assistance with review of documents filed with the SEC; and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees were for due diligence related to mergers and acquisitions and assurance services related to employee benefit plans.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Such services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain non-U.S. tax authorities, of $49,368 and $34,849 in 2011 and 2010, respectively. None of these fees related to tax planning for any of the Company’s directors or executive officers.

All Other Fees were for software licenses related to access to on-line technical accounting and reporting resource materials.

Report of The Audit and Finance Committee

The primary purpose of the Audit and Finance Committee of the Board of Directors is (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent registered public accounting firm, and (2) to provide advice to the Board on financing activities and other financial matters. The Board of Directors has adopted a written charter setting out the Committee’s functions. The charter is available at www.QuestDiagnostics.com/governance.

The Audit and Finance Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Committee also regularly meets privately with the Company’s independent registered public accounting firm and with the appropriate Company personnel and internal auditors to discuss these matters. The Company’s internal auditors and independent registered public accounting firm have unrestricted access to the Committee. In addition, as part of the Committee’s finance activities, the Committee reviews the Company’s financing plans and other significant financial policies and actions, and makes recommendations to the Board to approve certain actions. The Committee also appoints the independent registered public accounting firm and periodically reviews the firm’s performance and independence from management and pre-approves all audit and non-audit services, if any, provided by the independent registered public accounting firm.

Management is responsible for the Company’s financial statements and the overall reporting process, including the effectiveness of the Company’s system of internal control over financial reporting. Management also is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting. In the performance of its oversight role, the Committee reviewed the Company’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, the independent registered public accounting firm, to discuss those financial statements. The members of the Committee are not full-time Company employees and are not, and do not represent to be, performing the functions of auditors or accountants. Management represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Management completed its documentation, testing and evaluation of the adequacy of the Company’s system of internal control over financial reporting as of December 31, 2011, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and its related rules and regulations. The Committee was apprised of the progress of the evaluation by both management and PricewaterhouseCoopers LLP, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the Committee its report on the effectiveness of the Company’s internal control over financial reporting.

The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, and AU Section 380, as adopted by the Public Company Accounting Oversight Board. The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Public Company Accounting Oversight Board rules, and has discussed the independence of PricewaterhouseCoopers LLP from the Company with PricewaterhouseCoopers LLP. In addition, the Committee reviewed all services provided by PricewaterhouseCoopers LLP to the Company, and the corresponding fees, in considering whether non-audit services were compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company and concluded that the non-audit services provided by PricewaterhouseCoopers LLP were compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Based on these reviews and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2011 in the Company’s Annual Report on Form 10-K. We also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2012 and are presenting the appointment to the shareholders for ratification.

Audit and Finance Committee Members

Gary M. Pfeiffer, Chairman
John C. Baldwin, M.D.
Jenne K. Britell, Ph.D.
Daniel C. Stanzione, Ph.D.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 4—Advisory Resolution to Approve Executive Compensation

Section 14A of the Securities Exchange Act entitles shareholders to vote to approve or not approve, on an advisory or non-binding basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying executive compensation tables and narrative in this proxy statement. We are asking shareholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next shareholder advisory vote to approve executive compensation will take place at the Company’s 2013 annual meeting. For the reasons highlighted below, and as discussed more fully in the Compensation Discussion and Analysis beginning on page 19, the Board unanimously recommends a vote for this resolution.

•	Our executive compensation program aligns the interests of our executive officers with the interest of our shareholders.

•	The program is designed to pay for performance.

•	The program is balanced between short-term and long-term goals, and links compensation with achievement of those goals.

•

Our equity programs, including the vesting features of our equity awards, combined with our senior management share retention and ownership guidelines, are designed to link executive compensation to long-term performance.

•	Our annual cash incentives reward the achievement of annual performance, operating and strategic goals, both financial and non-financial.

•

Our executives are required to satisfy minimum share ownership guidelines, and all our employees are prohibited from entering into hedging transactions that result in a financial benefit if our stock price declines.

•	The program does not encourage excessive risk-taking by our executives.

•	The Company has a record of providing an executive officer compensation program that is strongly aligned with its performance.

In 2012, the Company has taken additional steps to strengthen its executive officer compensation program and to enhance the alignment of pay and performance. For 2012, the total equity award for our executive officers consisted of 40% stock options, 40% performance shares and 20% restricted stock units. In 2011, the total equity award consisted of 1/3 stock options, 1/3 performance shares and 1/3 restricted stock units. In addition, the performance metrics for the 2012 performance share awards are based 50% on average return on invested capital and 50% on revenue growth; in 2011 the metrics were based on increases in income from continuing operations. In addition, in a further effort to maintain market competitive levels in the total compensation of our named executive officers, and in conjunction with a further Company-wide effort to reduce the Company’s overall usage of equity compensation and the Company’s equity compensation expense, in 2012 the Committee reduced the value of the equity awards of our named executive officers below 2011 levels.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of the Company’s shareholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, in connection with the Company’s executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Proposal No. 5—Shareholder Proposal Regarding Classified Board of Directors

The Illinois State Board of Investment, 180 North LaSalle Street, Suite 2015, Chicago, Illinois 60601, owner of 11,200 shares of the Company’s common stock, has notified us that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED, that shareholders of Quest Diagnostics Incorporated urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Supporting Statement

This resolution was submitted by the Illinois State Board of Investment. The Harvard Law School Shareholder Rights Project represented and advised the Illinois State Board of Investment in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010—June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

OUR BOARD RECOMMENDS THAT YOU CAST YOUR VOTE REGARDING THIS PROPOSAL. The Board is interested in your views regarding the proposal, and is not recommending whether to vote for or against the proposal.

The Board has considered this proposal and has determined not to make a recommendation either in favor of or opposed to the proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board, if approved by shareholders, for the annual election of directors.

Our Board is familiar with the discussions regarding classified boards, and understands both sides of the argument. The Board believes that there are valid arguments in favor of, and opposed to, classified boards. The Board believes that our Company’s shareholders have benefitted from having a classified board, but sees this proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation by the Board. Considerations for and against a classified Board are highlighted below.

Considerations Favoring a Classified Board

•	Classification tends to foster continuity and stability of the Board, management and business policies, which can promote strategic, long-term planning.

•

Classification does not prevent a takeover, but it enhances the Board’s ability to protect shareholder value in a potential takeover and resist potentially unfair and abusive takeover tactics. It encourages potential acquirors to negotiate. It also helps ensure that the Board will have sufficient time to evaluate proposals, consider alternatives and act in the best interest of our Company and its shareholders.

Considerations Opposing a Classified Board

•	Classification could make more difficult or discourage the removal of incumbent directors, through a proxy contest or otherwise, and thus could have the effect of entrenching incumbent management.

•

Classification could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders.

The Board values the views of our shareholders and looks forward to receiving input on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE REGARDING THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE TREATED AS ABSTENTIONS ON THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

INFORMATION ABOUT OUR 2013 ANNUAL MEETING

Shareholders intending to present a proposal at the 2013 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, Three Giralda Farms, Madison, New Jersey 07940. We must receive your proposal by the close of business on December 3, 2012.

Shareholders intending to present a proposal at the 2013 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director, must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2013 annual meeting no earlier than January 11, 2013 and no later than February 10, 2013. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com/governance or upon request from our Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 11, 2012: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2011 are available on our website at www.QuestDiagnostics.com/Investor.

Annex A

AMENDED AND RESTATED

Quest Diagnostics Incorporated

Employee Long-Term Incentive Plan

(As amended March 27, 2012)

1. THE PLAN

(a) Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Plan”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

(b) Effective Date. The original version of the Plan became effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2. ADMINISTRATION

(a) Committee. The Plan shall be administered by a committee, appointed by the Board of Directors of the Company (the “Board”), which shall consist of no less than two of its members, none of whom shall be (or formerly have been) employees of the Company (the “Committee”); provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate such responsibilities and powers as it specifies to one or more members of the Committee or to any officer or officers selected by it. Any action undertaken by an administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee. Any such delegation may be revoked by the Committee at any time.

(b) Powers and authority. The Committee’s powers and authority include, but are not limited to: selecting individuals to receive awards from among those persons eligible to receive awards pursuant to Section 2(c); determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions and the consequences of termination of employment; determining the extent to which awards may be transferred to eligible third parties to the extent provided in Section 7(a); interpreting the Plan’s provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action, omission or determination made in good faith in administering the Plan.

(c) Eligible Persons. Awards may be granted to any employee of the Company or of (i) any corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) any other corporation (or partnership or other enterprise) in which the Company, directly or indirectly, has at least a 20% equity or similar interest and whose employees the Committee designates as eligible to receive awards under the Plan. An individual’s status as an administrator of the Plan pursuant to authority delegated under Section 2(b) will not affect his or her eligibility to receive awards under the Plan.

(d) Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), all awards denominated or made in Shares shall use as the per Share price an amount equal to or greater than the Fair Market Value (as defined herein) of the Shares on the date of grant. For purposes of the Plan, “Fair Market Value” means, unless the Committee determines otherwise, the mean between the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted, or if Shares are not traded on such date, the mean between the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded. With respect to Substitute Awards, the per Share price, if less than the Fair Market Value of the Shares on the date of the award, shall be determined so that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Shares are then listed and Section 409A or Section 424 of the Internal Revenue Code (the “Code”), as applicable.

(e) No Repricing. Except as provided for in Section 3(f), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for cash, the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award, without stockholder approval.

3. SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

(a) Maximum Shares Available for Delivery. Subject to adjustments under Section 3(f), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be equal to (i) 60,250,000 Shares; (ii) any Shares that were available for future awards under the Company’s 1996 Employee Equity Participation Plan (the “Prior Plan”) as of June 29, 1999; and (iii) any Shares that were represented by awards granted under the Prior Plan, which are or may be forfeited, which expire or are canceled without the delivery of Shares or which have resulted or may result in the forfeiture of Shares back to the Company after June 29, 1999. For awards made on or after the date of the Company’s 2012 annual meeting of stockholders, any Shares covered by awards granted pursuant to Section 4(b) or Section 4(c) shall be counted against the foregoing limit on the basis of one Share for every Share subject to the award, and any Shares covered by awards granted pursuant to Section 4(d) shall be counted against such limit on the basis of 2.65 Shares of every Share subject to the award.

(b) Any Shares delivered under the Plan or the Prior Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan or the Prior Plan of the Company, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any Shares that become available for delivery under the Plan pursuant to the two preceding sentences and that were subject to awards made on or after the date of the Company’s 2012 annual meeting of stockholders shall be added back as one Share if such Shares were subject an award granted pursuant to Section 4(b) or Section 4(c), and as 2.65 Shares if such Shares were subject to an award granted pursuant to Section 4(d). For purposes of determining the number of shares that remain available for issuance under the Plan, (i) any Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award and (ii) all of the Shares covered by a net share settled stock option or a stock-settled stock appreciation right to the extent exercised, shall be deemed delivered pursuant to the Plan and shall not be available for delivery pursuant to new awards under the Plan. In addition, Shares repurchased on the open market with the proceeds of the exercise price of an award shall not be added to the number of Shares available for delivery pursuant to new awards under the Plan. The Shares delivered under the Plan may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Corporation (at such time or times and in such manner as it may determine).

(c) Substitute Awards. Shares issued under the Plan through the settlement, assumption or substitution of Substitute Awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), awards granted over Shares available as a result of the Company’s assumption of an acquired entity’s plans in corporate acquisitions and mergers shall not reduce the maximum number of Shares available for delivery under the Plan or the maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d).

(d) Other Plan Limits. Subject to adjustment under Section 3(f), the following additional maximums are imposed under the Plan. The maximum aggregate number of Shares that may be covered by awards granted to any one individual during any fiscal year of the Company pursuant to Sections 4(b) and 4(c) shall not exceed 2,000,000 Shares. The aggregate maximum payments that can be made for awards granted to any one individual during any fiscal year of the Company pursuant to Section 4(d) shall not exceed 1,000,000 Shares. The full number of Shares available for delivery under the Plan may be delivered pursuant to incentive stock options under Section 422 or any other similar provision of the Code, except that in calculating the number of Shares that remain available for awards of incentive stock options, the rules set forth in Section 3(a) shall not apply to the extent not permitted by Section 422 of the Code.

(e) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

(f) Adjustments for Corporate Transactions. In the event of any change in the Shares by reason of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Shares, (i) the number and kind of shares which may be delivered under the Plan pursuant to Sections 3(a) and 3(d); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Plan; provided, however, that no such adjustment shall be required if the Committee determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4. TYPES OF AWARDS

(a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(d), an award may be granted as an alternative or successor to or replacement of an existing award under the Plan or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Plan include:

(b) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award. A stock option may be intended to qualify as an incentive stock option under Section 422 or any other similar provision of the Code or may be intended not to so qualify. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

(c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award.

(d) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for stock awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of one or more of the following: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, return on invested capital, cash flow, customer attrition, productivity, workforce diversity, employee satisfaction, individual executive performance, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax assets and liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5. AWARD SETTLEMENTS AND PAYMENTS

(a) Dividends and Dividend Equivalents. Awards of stock options and stock appreciation rights shall not include any right to receive dividends or dividend equivalent payments in respect of Shares underlying the award; provided, however, that Shares delivered upon exercise of stock options and stock appreciation rights shall, from the date of delivery, have the same dividend rights as other outstanding Shares. A stock award pursuant to Section 4(d) may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including vesting conditions and the reinvestment of such credited amounts in Share equivalents, and, in the case of any award subject to the achievement of performance goals, such dividends or dividend equivalents shall be paid only if, and to the extent that, such performance goals are satisfied.

(b) Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Plan shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under Section 409A in respect of any award.

6. PLAN AMENDMENT AND TERMINATION

(a) Amendments. The Board may amend this Plan and the Committee may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose, provided, however, that (i) except as provided in Section 3(f), (a) the Share and other award limitations set forth in Sections 3(a) and 3(d) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(d), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Committee (x) to settle or adjust an outstanding award pursuant to Section 3(f) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A, shall require the consent of any participant.

(b) Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. However, in no event may any awards be granted under the Plan after the date of the 2022 Annual Meeting of Stockholders. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant’s rights regarding such award.

7. MISCELLANEOUS

(a) Assignability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Committee may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine; and, provided, further, that unless permitted by applicable regulations under the Code or other Internal Revenue Service guidance, the Committee may not permit any such transfers of incentive stock options. During the lifetime of a participant to whom incentive stock options were awarded, such incentive stock options shall be exercisable only by the participant.

(b) No Individual Rights. The Plan does not confer on any person any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

(c) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

(d) Use of Proceeds. Any proceeds from the sale of shares under the Plan shall constitute general funds of the Company.

(e) Other Benefit and Compensation Plans. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance Plan. Further, the Company may adopt any other compensation Plans, plans or arrangements as it deems appropriate.

(f) No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

(g) Governing Law. The validity, construction and effect of the Plan and, except as otherwise determined by the Committee, any award, agreement or other instrument issued under the Plan, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).

MI3036

Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Submit your proxy by Telephone Toll-free via touch-tone phone: 1-888-693-8683 Have your proxy card and follow instructions.	Submit your proxy by Internet Go to www.cesvote.com Have your proxy card and follow instructions.	Submit your proxy by Mail Return your proxy in the postage-paid envelope provided.

IMPORTANT
If you hold shares in a Quest Diagnostics employee benefit plan, your voting instructions for such shares must be received by 11:59 p.m. EDT on May 8, 2012, to assure that it is counted.

ê   If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.   ê

The Quest Diagnostics Board of Directors recommends a vote FOR the nominees listed below.

1.	Election of Directors	FOR	AGAINST	ABSTAIN

	(1) Jenne K. Britell, Ph.D.	❑	❑	❑

	(2) Gail R. Wilensky, Ph.D.	❑	❑	❑

	(3) John B. Ziegler	❑	❑	❑

The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 2.

2.	Approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan

❑ FOR ❑ AGAINST ❑ ABSTAIN

The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 3.

3.	Ratification of the appointment of our independent registered public accounting firm for 2012

	❑ FOR	❑ AGAINST	❑ ABSTAIN

The Quest Diagnostics Board of Directors recommends a vote FOR Proposal 4.

4.	An advisory resolution to approve executive compensation

	❑ FOR	❑ AGAINST	❑ ABSTAIN

The Quest Diagnostics Board of Directors makes no recommendation as to how you cast your vote regarding Proposal 5.

5.	A shareholder proposal regarding the classified board of directors

	❑ FOR	❑ AGAINST	❑ ABSTAIN

Signature

Signature (if held jointly)

Date:	, 2012

IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Notice of 2012 Annual Meeting of Shareholders
QUEST DIAGNOSTICS INCORPORATED
Three Giralda Farms
Madison, New Jersey
May 11, 2012, 10:30 a.m. local time

At the meeting we will act on the following proposals:

•	the election of three directors;

•	approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan;

•	ratification of the appointment of our independent registered public accounting firm for 2012;

•	an advisory resolution to approve executive compensation;

•	a shareholder proposal regarding the classified board of directors; and

•	such other business as may properly come before the meeting.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a record holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you submit your proxy by telephone or over the Internet, or contact Computershare, our transfer agent and registrar, using the contact details below.

SHAREHOLDER INFORMATION

If you are a shareholder of record and have questions regarding your Quest Diagnostics Incorporated stock, you may contact our transfer agent and registrar as follows:

Computershare
250 Royall Street
Canton, MA 02021
Toll free telephone 800-622-6757
Email address: web.queries@computershare.com

ê   If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  ê

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik and William J. O’Shaughnessy, Jr., and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2012 Annual Meeting of Shareholders to be held on Friday, May 11, 2012, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED FOR PROPOSALS 1, 2, 3 AND 4, AND WILL BE VOTED ABSTAIN ON PROPOSAL 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
QUEST DIAGNOSTICS INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON MAY 11, 2012

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDERS MEETING?

The 2012 Annual Meeting of Shareholders of Quest Diagnostics Incorporated will be held at our corporate headquarters at Three Giralda Farms, Madison, New Jersey 07940, on Friday, May 11, 2012, at 10:30 a.m. If you need directions to the Annual Meeting, please call 1-973-520-2900.

WHAT IS BEING VOTED ON AT THE SHAREHOLDERS MEETING?

•	the election of three directors;

•	approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan;

•	ratification of the appointment of our independent registered public accounting firm for 2012;

•	an advisory resolution to approve executive compensation;

•	a shareholder proposal regarding the classified board of directors; and

•	such other business as may properly come before the meeting.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends you vote: FOR the election of the three directors; FOR approval of amendments to the Amended and Restated Employee Long-Term Incentive Plan; FOR ratification of the appointment of our independent registered public accounting firm for 2012 and FOR an advisory resolution to approve executive compensation. The Board of Directors makes no recommendation as to how to cast your vote regarding the shareholder proposal.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to submit your proxy on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents are available at: www.ViewMaterial.com/DGX

•	2012 Proxy Statement

•	2011 Annual Report

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 27, 2012 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com and follow the instructions provided, or

3.

Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

To vote your Quest Diagnostics Incorporated shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:

1.	Go to www.ViewMaterial.com/DGX
2.	Click on the icon to submit a proxy for your shares.
3.	Enter the 11 digit control number (located by the arrow in the box above).
4.	Follow the simple instructions to record your voting instructions.
You are able to submit a proxy online until 11:59 p.m. (EDT) on May 10, 2012.